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                            ASSET PURCHASE AGREEMENT

                             CertainTeed Corporation
                                      Buyer

                                   ABTco, Inc.
                                     Seller

                        ABT Building Products Corporation
                              Stockholder of Seller

                            DATED: December 21, 1998

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                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS........................................................1
     1.1  CROSS-REFERENCE TABLE..............................................1
     1.2  LISTED DEFINITIONS.................................................3
          1.2.1      Action..................................................3
          1.2.2      Affiliate...............................................3
          1.2.3      Business................................................4
          1.2.4      Bylaws..................................................4
          1.2.5      Charter.................................................4
          1.2.6      Code....................................................4
          1.2.7      Confidential Information................................4
          1.2.8      Contractual Obligations.................................4
          1.2.9      Encumbrance.............................................5
          1.2.10     GAAP....................................................5
          1.2.11     Governmental Authority..................................5
          1.2.12     Guarantee...............................................5
          1.2.13     Law.....................................................5
          1.2.14     Liability...............................................6
          1.2.15     Loss....................................................6
          1.2.16     Permitted Encumbrances..................................6
          1.2.17     Person..................................................6
          1.2.18     Personal Property Leases................................6
          1.2.19     Subsidiary..............................................7
          1.2.20     Taxes...................................................7

ARTICLE 2 PURCHASE AND SALE OF ASSETS........................................7
     2.1  ACQUIRED ASSETS....................................................7
          2.1.1      Real Property...........................................7
          2.1.2      Equipment...............................................7
          2.1.3      Inventory...............................................8
          2.1.4      Intellectual Property...................................8
          2.1.5      Contract Rights.........................................8
          2.1.6      Permits, Etc............................................8
          2.1.7      Air Emissions...........................................8
          2.1.8      Books and Records.......................................8
          2.1.9      Claims, Etc.............................................9
          2.1.10     Goodwill................................................9
          2.1.11     Unlisted Assets.........................................9
      2.2 EXCLUDED ASSETS....................................................9
          2.2.1      Excluded Contracts......................................9
          2.2.2      Excluded Intellectual Property..........................9
          2.2.3      Certain Real Estate.....................................9
          2.2.4      Minute and Stock Books..................................9
          2.2.5      Assets Disposed in Ordinary Course......................9
          2.2.6      Seller's Rights under this Agreement....................9
          2.2.7      Cash, Bank Accounts, etc................................9


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          2.2.8      Refunds and Rebates....................................10
          2.2.9      Excluded Equipment.....................................10
          2.2.10     Accounts Receivable....................................10
          2.2.11     Excluded Inventory.....................................10
      2.3 ASSUMED LIABILITIES...............................................10
          2.3.1      Liabilities Under Assumed Contracts....................10
          2.3.2      Liabilities Under Permitted Encumbrances...............10
          2.3.3      Liabilities Arising Subsequent to Closing..............10
      2.4 EXCLUDED LIABILITIES..............................................10
      2.5 NO TRANSFER OF NON-TRANSFERABLE RIGHTS............................10
      2.6 PURCHASE PRICE....................................................11

ARTICLE 3 REPRESENTATIONS AND WARRANTIES....................................11
      3.1 REPRESENTATIONS AND WARRANTIES OF SELLER..........................11
          3.1.1      Corporate Matters......................................11
                     (a)     Corporate Status...............................11
                     (b)     Qualification..................................11
                     (c)     Subsidiaries, Affiliate Dealings...............11
                     (d)     Corporate Authority; Effective Agreement.......12
                     (e)     Stockholder's Authority; Effective Agreement...12
          3.1.2      Financial Matters......................................13
                     (a)     Financial Statements Delivered.................13
                     (b)     Preparation of Financial Statements............13
                     (c)     Change in Condition............................13
          3.1.3      Assets.................................................16
                     (a)     Title to Acquired Assets.......................16
                     (b)     Sufficiency....................................16
                     (c)     Real Property..................................16
                     (d)     Equipment......................................18
                     (e)     Personal Property Leases.......................18
                     (f)     Inventory......................................19
                     (g)     Intellectual Property..........................19
                     (h)     Insurance......................................20
                     (i)     Contracts......................................20
                     (j)     Permits, Etc...................................22
          3.1.4      Employee Benefit Matters...............................23
                     (a)     Definitions....................................23
                     (b)     Benefit Arrangements...........................23
                     (c)     Claims, Etc....................................23
                     (d)     Trigger........................................23
          3.1.5      Environmental Matters..................................24
                     (a)     Definitions....................................24
                     (b)     Compliance.....................................25
                     (c)     Notice/Investigation...........................26
                     (d)     Storage Tanks..................................26
                     (e)     Hazardous Substances, etc......................26
                     (f)     Listing of Real Property.......................26
                     (g)     Credits........................................27
                     (h)     Disposal and Recycling of Waste................27
                     (i)     Disclosure.....................................27


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                     (j)     Off-Site Liabilities...........................27
          3.1.6      Legal Matters..........................................27
                     (a)     Operations in Compliance with Law..............27
                     (b)     No Illegal Payments............................28
                     (c)     Litigation.....................................28
                     (d)     Product Warranties and Product Claims..........28
          3.1.7      Tax Matters............................................28
                     (a)     Effect of Transfer.............................28
                     (b)     Compliance.....................................28
          3.1.8      Labor and Employment Matters...........................29
                     (a)     Labor Matters..................................29
                     (b)     Employees......................................29
                     (c)     Application Outside U.S........................29
          3.1.9      Miscellaneous Matters..................................29
                     (a)     Change in Relationship.........................29
                     (b)     Required Consents..............................29
                     (c)     Brokers or Finders.............................30
                     (d)     Full Disclosure................................30
                     (e)     Prospects, Etc.................................30
      3.2       REPRESENTATIONS AND WARRANTIES OF BUYER.....................30
         3.2.1  Organization and Standing of Buyer..........................30
         3.2.2  Corporate Authority; Effective Agreement....................30
         3.2.3  Full Disclosure.............................................31
         3.2.4  Brokers or Finders..........................................31

ARTICLE 4       COVENANTS...................................................31
      4.1       COVENANTS TO BE PERFORMED PRIOR TO CLOSING..................31
         4.1.1  Access to Premises and Information..........................31
         4.1.2  Conduct of Business Prior to Closing........................31
         4.1.3  Notices and Consents........................................32
         4.1.4  Discharge of Encumbrances...................................32
         4.1.5  Supplemental Disclosure.....................................32
         4.1.6  Other Transactions..........................................32
         4.1.7  Preparation for Closing.....................................32
         4.1.8  Notice of Breaches..........................................32
         4.1.9  Insurance...................................................33
         4.1.10 Intellectual Property.......................................33
         4.1.11 Bulk Sales Laws.............................................33
         4.1.12 Hart-Scott-Rodino Filing....................................33
         4.1.13 Real Estate Transfer Expenses...............................33
      4.2       COVENANTS CONTINUING BEYOND CLOSING.........................33
         4.2.1  Expenses of Transaction.....................................33
         4.2.2  Non-Competition/Confidentiality.............................33
                (a) Confidentiality.........................................34
                (b) Agreement Not to Compete................................34
                (c) Remedy..................................................35
         4.2.3  Employees...................................................35
         4.2.4  Transfer Taxes..............................................35
         4.2.5  Cooperation.................................................35
         4.2.6  Additional Documents, Etc...................................35


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           4.2.7  Allocation of Purchase Price..............................36
           4.2.8  Public Announcements......................................36
           4.2.9  Access to Records.........................................36
           4.2.10 Satisfaction of Certain Excluded Liabilities..............36
           4.2.11 Collection of Receivables.................................36
           4.2.12 Transition Manager........................................37
           4.2.13 Sale of Excluded Inventory................................37
      4.3  COVENANTS CONCERNING EMPLOYEE MATTERS............................37
           4.3.1  Solicitation of Seller Employees..........................37
           4.3.2  Transferred Business Employees............................37
           4.3.3  Stay-Pay Bonus for Hourly Employees.......................38
           4.3.4  Benefits..................................................38
           4.3.5  Pension Benefits Not Assumed..............................38
           4.3.6  Thrift Plan...............................................38

ARTICLE 5  INDEMNIFICATION..................................................39
      5.1  INDEMNIFICATION OF BUYER.........................................39
      5.2  INDEMNIFICATION OF SELLER AND THE STOCKHOLDER....................39
      5.3  LIMITATIONS ON INDEMNIFICATION RIGHTS............................40
           5.3.1   Temporal Limitations.....................................40
           5.3.2   Dollar Limitations.......................................40
           5.3.3   Sole Remedy..............................................41
      5.4  PROCEDURES FOR INDEMNIFICATION...................................41
           5.4.1   General Claims...........................................41
           5.4.2   Defense of Third Party Claims............................41
           5.4.3   Payment..................................................43
      5.5  SPECIAL REFERENCES...............................................43

ARTICLE 6  CLOSING..........................................................43
      6.1  COMPLETION OF PHYSICAL INVENTORY.................................43
      6.2  DATE, TIME AND LOCATION..........................................44
      6.3  TRANSFER AND ASSIGNMENT OF ACQUIRED ASSETS;
           PRORATIONS.......................................................44
           6.3.1   Transfer and Assignment of Acquired Assets...............44
           6.3.2   Prorations...............................................44
      6.4  ESTIMATED PURCHASE PRICE.........................................44
           6.4.1   Calculation of Estimated Purchase Price..................44
           6.4.2   Payment of Estimated Purchase Price......................44
      6.5  PURCHASE PRICE ADJUSTMENT........................................45
      6.6  CONDITIONS TO BUYER'S OBLIGATION TO CLOSE........................45
           6.6.1   Representations, Warranties and Covenants................45
                   (a) Continued Accuracy of
                       Representations and Warranties.......................45
                   (b) Performance of Agreements............................46
                   (c) Seller's Certificates................................46
           6.6.2   Good Standing Certificate................................46
           6.6.3   Opinion of Counsel to Seller and the Stockholder.........46
           6.6.4   Bill of Sale.............................................46
           6.6.5   Contract and Lease Assignments...........................46
           6.6.6   Required Consents........................................46


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           6.6.7   Termination Statements and Releases of Encumbrances......46
           6.6.8   Real Property............................................46
                   (a) Title Insurance Commitment...........................47
                   (b) Survey...............................................47
                   (c) Deed and other Documents.............................47
                   (d) Subordination Agreement..............................48
           6.6.9   Legality; Governmental Authorization; Litigation.........48
           6.6.10  Hart-Scott-Rodino Waiting Period.........................48
           6.6.11  Technology Transfer and Services Agreement...............48
           6.6.12  Priming Services Agreement...............................48
           6.6.13  Trademark License Agreement..............................48
           6.6.14  Road Easement Agreement..................................48
           6.6.15  Retention Pond Easement and Shared Water Agreement.......49
           6.6.16  Land Lease Option........................................49
           6.6.17  Certificates of Title....................................49
           6.6.18  Other Documents..........................................49
           6.6.19  Permits..................................................49
           6.6.20  Sales Representative Agreement...........................49
           6.6.21  Assignment of Financing Statements.......................49
       6.7 CONDITIONS TO SELLER'S AND THE STOCKHOLDER'S
           OBLIGATION TO CLOSE..............................................49
           6.7.1   Representations, Warranties and Covenants................49
                   (a) Continued Accuracy of
                                     Representations and Warranties.........49
                   (b) Performance of Agreements............................50
                   (c) Buyer's Certificate..................................50
            6.7.2  Absence of Litigation....................................50
            6.7.3  Hart-Scott-Rodino Waiting Period.........................50
            6.7.4  Technology Transfer and Services Agreement...............50
            6.7.5  Priming Services Agreement...............................50
            6.7.6  Trademark License Agreement..............................50
            6.7.7  Road Easement Agreement..................................50
            6.7.8  Retention Pond Easement and Shared Water Agreement.......50

ARTICLE 7 TERMINATION.......................................................51
         7.1 GROUNDS FOR TERMINATION........................................51
         7.2 EFFECT OF TERMINATION..........................................51

ARTICLE 8 DISPUTE RESOLUTION/REMEDIES.......................................51
         8.1  DISPUTE RESOLUTION............................................52
              8.1.1  Mediation..............................................52
              8.1.2  Jurisdiction...........................................52
              8.1.3  Dispute Resolution/Legal Fees..........................52
         8.2  REMEDIES......................................................52


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ARTICLE 9     NOTICES, CONSTRUCTION AND INTERPRETATION.......................52
         9.1  NOTICES........................................................52
         9.2  ENTIRE AGREEMENT; MODIFICATION.................................53
         9.3  WAIVER.........................................................54
         9.4  HEADINGS, ETC..................................................54
         9.5  SCHEDULES; ETC.................................................54
         9.6  SEVERABILITY...................................................54
         9.7  COUNTERPARTS...................................................54
         9.8  ASSIGNMENT.....................................................54
         9.9  NO THIRD PARTY BENEFICIARY RIGHTS..............................54
         9.10 GOVERNING LAW..................................................54
         9.11 CONSTRUCTION OF THE AGREEMENT..................................55
         9.12 NO DEFENSE.....................................................55
         9.13 MATERIALITY....................................................55


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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into on this 21st day of December, 1998, by and among CERTAINTEED CORPORATION, a corporation organized and existing under the laws of Delaware with offices at 750 East Swedesford Road, Valley Forge, Pennsylvania, 19482 (the "Buyer"), and ABTCO, INC., a corporation organized and existing under the laws of Delaware with offices at One Neenah Center, Neenah, Wisconsin 54946 (the "Seller"), and ABT BUILDING PRODUCTS CORPORATION, a corporation organized and existing under the laws of Delaware with offices at One Neenah Center, Neenah, Wisconsin 54946 (the "Stockholder").

                                   BACKGROUND

         Seller desires to sell and Buyer desires to purchase certain of the assets of Seller comprising the Business, as defined herein, upon the terms and conditions hereinafter set forth.

         The Stockholder owns all issued and outstanding shares of Seller. In connection with the sale of the Business to Buyer, the parties desire that the Stockholder enter into the covenants and make the representations and warranties contained herein.

         NOW THEREFORE, the parties hereto, in consideration of the premises, covenants and agreements set forth herein, and intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

                                    ARTICLE 1

                                   DEFINITIONS

         Certain terms are used in this Agreement as specifically defined herein.

                  1.1 CROSS-REFERENCE TABLE. The following terms are defined in the Sections set forth below and shall have the respective meanings therein defined:


Term                                                   Definition
----                                                   ----------
"Accounting Arbitrator"                                Section 6.5
"Agreement"                                            Preamble
"Assumed Contracts"                                    Section 2.1.5
"Assumed Liabilities"                                  Section 2.3

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"Benefit Arrangement"                                  Section 3.1.4.A
"Books and Records"                                    Section 2.1.8
"Business Employees"                                   Section 4.3.1
"Buyer"                                                Preamble
"Buyer's Savings Plan"                                 Section 4.3.6
"CERCLA"                                               Section 3.1.5.A
"Closing"                                              Section 6.2
"Closing Date"                                         Section 6.2
"Dispute"                                              Section 8.1.1
"Disputing Parties"                                    Section 8.1.1
"Effective Time"                                       Section 6.2
"Environmental Laws"                                   Section 3.1.5.A
"Equipment"                                            Section 2.1.2
"ERISA"                                                Section 3.1.4.A
"Estimated Purchase Price"                             Section 6.4.1
"Excluded Contracts"                                   Section 2.1.5
"Excluded Inventory"                                   Section 2.2.11
"Excluded Liabilities"                                 Section 2.4
"Excluded Assets"                                      Section 2.2
"Final Purchase Price                                  Section 2.6
"Financial Statements"                                 Section 3.1.2.A
"Hazardous Substances"                                 Section 3.1.5.A
"HSR Act"                                              Section 4.1.12
"Indemnification Claim"                                Section 5.4
"Indemnitor"                                           Section 5.1
"Indemnitee"                                           Section 5.1
"Intellectual Property"                                Section 2.1.4
"Inventory"                                            Section 2.1.3
"Inventory Value"                                      Section 2.6
"Leased Personal Property "                            Section 1.2.18
"Loss"                                                 Section 5.1
"Management Employee"                                  Section 3.1.8.B
"Negotiation Period"                                   Section 5.4.1
"Notice Period"                                        Section 5.4.2(i)
"Permits"                                              Section 2.1.6
"Physical Inventory"                                   Section 6.1
"Purchase Price Adjustment"                            Section 2.6
"RCRA"                                                 Section 3.1.5.A
"Real Property"                                        Section 2.1.1
"Reference Balance Sheet"                              Section 3.1.2.A
"Reference Balance Sheet Date"                         Section 3.1.2.A

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"Reimbursement Amount"                                 Section 4.3.3
"Related Party Liabilities"                            Section 2.4.3.
"Release"                                              Section 3.1.5.A
"Required Consents"                                    Section 3.1.9.B
"Reserved Claims"                                      Section 5.3
"Seller"                                               Preamble
"Seller's Counsel"                                     Section 6.7.2
"Seller's Pension Plan"                                Section 4.3.5
"Seller's Savings Plan"                                Section 4.3.6
"Stockholder"                                          Preamble
"Third Party Claim"                                    Section 5.4.2
"Transferred Business Employees"                       Section 4.3.2
"Transition Manager"                                   Section 4.2.12

                  1.2      LISTED DEFINITIONS.

                           1.2.1 Action. The term "Action" means any and all
civil, criminal or administrative actions, litigation, suits, arbitrations, investigations, proceedings, hearings, charges, complaints, citations, demands, assessments, audits, judgments and claims (including employment-related claims), regardless of whether a proceeding or lawsuit has been initiated, relating to or asserted by a Person.

                           1.2.2 Affiliate. The term "Affiliate" means with
respect to any specific Person, as of the date of determination:

                                    (A) any Person directly or indirectly
controlling, controlled by or under direct or indirect common control with the specified Person;

                                    (B) any Person who or which is an officer,
director, partner or beneficial holder of at least 5% of any class of the outstanding capital stock of the specified Person;

                                    (C) any Person who or which is an officer,
director, partner or beneficial holder of at least 5% of any class of the outstanding capital stock of a Person covered by clause (B) above;

                                    (D) any Person in which the specified Person
or a Person covered by clauses (A), (B) and/or (C) above shall, directly or indirectly and legally or beneficially, own at least 5% of the outstanding equity securities or constitute at least a 5% owner; and

                                    (E) any Person who is the spouse, parent,
sibling or child of any Person covered by clauses (A), (B), (C) and/or (D) above or of the specified Person.

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                           1.2.3 Business. The term "Business" means Seller's
business of manufacturing and selling cellulose fiber reinforced cement siding as a going concern on the Reference Balance Sheet Date and presently.

                           1.2.4 Bylaws. The term "Bylaws" means the bylaws (or
other similar document) and all amendments thereto adopted by Seller or other specified Person, each as from time to time in effect.

                           1.2.5 Charter. The term "Charter" means the
certificate of incorporation (or other similar document) and all amendments thereto adopted by Seller or other specified Person, each as from time to time in effect.

                           1.2.6 Code. The term "Code" means the federal
Internal Revenue Code of 1986, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

                           1.2.7 Confidential Information. The term
"Confidential Information" means all confidential and proprietary information relating to the Business, and shall include, but shall not be limited to, technical information, including research and/or development design, results, techniques and processes; trade practices; apparatus and equipment design; formulae; manufacturing and/or production processes; computer software; technical management information, including project proposals, research plans, programs, status reports, performance objectives and criteria, and analyses of areas for business development; business information, including project, financial, accounting and personnel information, business studies, strategies, plans, procedures, forecasts, and sales and marketing plans, programs, efforts, information and data; the identities of actual and prospective customers, contractors and suppliers; the terms of contracts and agreements with customers, contractors and suppliers; Seller's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and Seller's course of dealing with, any such actual or prospective customers, contractors and suppliers; customer and vendor credit information; and any other materials relating to the Business. In addition, "Confidential Information" shall include, without limitation, all information and materials delivered or disclosed to Seller or the Stockholder in connection with the Business subject to an obligation of confidentiality and/or non-disclosure. Failure to have marked any of the Confidential Information as confidential or proprietary shall not affect its status as Confidential Information under the terms of this Agreement. Notwithstanding the foregoing, "Confidential Information" shall not include any information that is generally known in the industry or that becomes generally known through no fault of Seller or the Stockholder.

                           1.2.8 Contractual Obligations. The term "Contractual
Obligations" means, with respect to any specified Person, all contracts, agreements, arrangements, deeds, mortgages, options, leases or licenses, written or oral, to which such Person is a party or otherwise subject, or by which such Person or any of such Person's assets or properties are legally bound.

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                                       5


                           1.2.9 Encumbrance. The term "Encumbrance" means, with
respect to any specified property or asset, any Contractual Obligation or any Law as a result of which there shall (A) exist any encumbrance, mortgage, pledge, lien, equity, claim, charge (floating or fixed), restriction on transfer or other security interest of any kind upon such property or assets, or upon the income or profits therefrom; or (B) have occurred any transfer (absolute or contingent) of any of such property or assets for the purposes of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payments to general creditors; or (C) have occurred an acquisition of, or exist an agreement or option, right of first refusal or preferential purchase right to acquire, such property or assets upon conditional sale or other title retention device or Contractual Obligation (including a capitalized lease); or (D) exist any right, interest or easement of any other Person in or to such property or asset.

                           1.2.10 GAAP. The term "GAAP" means generally accepted
accounting principles, applied on a consistent basis, as set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                           1.2.11 Governmental Authority. The term "Governmental
Authority" means any nation or government, any state or other political subdivision thereof, and any entity, department, commission, bureau, agency, authority, board, court, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

                           1.2.12 Guarantee. The term "Guarantee" collectively
means (A) any guarantee of the payment or performance of any indebtedness or other obligation of any obligor, and (B) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person, whether that promise or undertaking is expressed in terms of an obligation to pay the indebtedness of such obligor, or to purchase any obligation owed by such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto.

                           1.2.13 Law. The term "Law" means, at the applicable
time, each provision of any then currently existing federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation (including, without limitation, Environmental Laws), and each term of any order, judgment or decree then currently existing, of any court, arbitrator, tribunal or governmental authority (including, without limitation, the U.S. Patent Office), and

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                                                                               6


each provision of any license,
franchise, permit or similar right granted under any of the foregoing.

                           1.2.14 Liability. The term "Liability" means, without
limitation, any direct or indirect liability, indebtedness, guaranty, endorsement (other than endorsements for purposes of collection), claim, loss, damage, deficiency, cost, expense, obligation or responsibility, absolute or contingent, fixed or unfixed, matured or unmatured, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured (including, without limitation, attorneys', accountants' consultants' and experts' fees and costs of court).

                           1.2.15 Loss. The term "Loss" or "Losses" means (A)
any and all direct and indirect damages, deficiencies, demands, assessments, judgments, settlement costs or payments, obligations, Liabilities, loss of income, fines, or diminutions in value of any kind or character (whether known or unknown, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, and whether or not accrued, absolute, contingent or otherwise), and any legal or other costs and expenses (including costs of collection and reasonable experts' and attorneys' fees and expenses and costs of court), as well as interest on any amount payable to a third party as a result of the foregoing; and (B) any costs to remove, remediate, treat and dispose of (including, without limitation, consultants' fees and expenses relating to such remediation, treatment and disposal) any and all Hazardous Substances, the presence of which constitutes a violation of applicable Environmental Laws as in effect on the Closing Date, and any costs to comply with all applicable Environmental Laws in effect on the Closing Date, including fines, penalties, and administrative, indirect, direct and overhead costs charged by any Governmental Authority.

                           1.2.16 Permitted Encumbrances. The term "Permitted
Encumbrances" collectively means (A) Encumbrances for current real or personal property taxes not yet delinquent on the Closing Date; (B) worker's, carrier's, or materialman's liens or similar liens arising by operation of law or in the ordinary course of business in respect of obligations that are not yet due on the Closing Date; (C) as related to the Real Property, (i) rights reserved to or vested in any Governmental Authority to control or regulate the use of real property interests in any manner, and (ii) recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and other similar encumbrances of record, including, but not limited to, road, highway, pipeline, railroad and utility easements which, individually or in the aggregate, do not adversely affect the use of such property in the Business as of the date of this Agreement.

                           1.2.17 Person. The term "Person" means an individual,
partnership, limited partnership, limited liability partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any Governmental Authority or other legal entity of any kind.

                           1.2.18 Personal Property Leases. The term "Personal
Property Leases" means the leases, subleases or other agreements with respect to any personal property used in connection with the Business, including, without limitation, those listed on Schedules 2.1.5.(a) and 2.1.5.(b) (such personal property being leased thereunder referred to herein as the "Leased Personal Property").

                           1.2.19 Subsidiary. The term "Subsidiary" means, at
the applicable time and with respect to any specified Person, any other Person of which such specified Person shall own directly or indirectly at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

                           1.2.20 Taxes. The term "Taxes" shall mean any
federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs (including customs duties), capital stock, capital gains, net worth, transaction, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, ad valorem, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed by or payable to any Governmental Authority, including interest, penalties, deficiencies, additions to tax or additional amounts thereto, whether disputed or not.

                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS

                  2.1 ACQUIRED ASSETS. Except as otherwise provided in Section
2.2 and subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall purchase and acquire from Seller, and Seller shall sell, assign, transfer and deliver, or cause to be sold, assigned, transferred and delivered, to Buyer, free and clear of all Encumbrances, other than Permitted Encumbrances, all of Seller's right, title and interest in, to and under all of the assets, properties, rights, licenses and business, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business by Seller as the same shall exist on the Closing Date (collectively, the "Acquired Assets"), including, without limitation, all right, title and interest of Seller in, to, and under those assets specifically set forth in Sections 2.1.1 through 2.1.14.

                           2.1.1 Real Property. Those parcels of real property
(including, without limitation, all rights of way, easements and other interests) owned by Seller and used or held for use in the operation of the Business as depicted on Schedule 2.1.1 (collectively, the "Real Property").

                           2.1.2 Equipment. All the fixtures, leasehold
improvements, furnishings, furniture, office supplies, vehicles, tooling, spare parts, supplies, samples, tools, machinery, equipment, and other tangible personal property of every kind and description physically located on the Real Property and the equipment described on Schedule 2.1.2, (collectively, the "Equipment").

                           2.1.3 Inventory. All raw materials inventory, work in
process inventory and "A Grade" finished goods inventory, wherever located, primed and unprimed, owned by Seller in the operation of the Business (the "Inventory").

                           2.1.4 Intellectual Property. (i) All patents,
trademarks, service marks, trade names, copyrights, Internet website domain names, and registered, assumed or fictitious names and all applications and registrations; (ii) all inventions, discoveries, processes, trade secrets, know how, methods and other intellectual property rights and intangible property, whether or not patentable; (iii) all software and computer programs; (iv) all useful information relating to the foregoing items, including, without limitation, technology, engineering, drawings, art work, reports, design information and practices, flow charts, diagrams, descriptive texts and programs, underlying tapes, documentation, source codes, and computer data bases; and (v) all confidential business information, including, without limitation, all price lists, customer lists and business plans, in each case owned and used in connection with the operation of the Business and/or the other Acquired Assets (the "Intellectual Property") including, without limitation, those described on Schedule 2.1.4(a) but excluding those described on Schedule 2.1.4(b) (the "Excluded Intellectual Property").

                           2.1.5 Contract Rights. All rights under the
employment and severance agreements, leases, non-governmental licenses or franchise sales agreements, joint venture agreements, sales and purchase orders, warranties, guarantees and service agreements, insurance contracts and any other contracts, agreements or instruments of Seller in connection with the Business and/or the other Acquired Assets (collectively, the "Assumed Contracts"), including, without limitation, the Assumed Contracts described on Schedule 2.1.5(a), but excluding those described on Schedule 2.1.5(b) (the "Excluded Contracts"); provided, however, that no obligation under any contract is expressly or impliedly assumed hereunder except to the extent it is specifically listed on Schedule 2.1.5(a) or Buyer accepts the benefits thereof subsequent to the Closing.

                           2.1.6 Permits, Etc. All of Seller's transferable
federal, state and local permits, authorizations, franchises, licenses, registrations, qualifications, consents, approvals, waivers and all agency listings owned and used by Seller in the operation of the Business (collectively, the "Permits"), including, without limitation, those described on
Schedule 2.1.6.

                           2.1.7 Air Emissions. All air emissions, water quality
improvements and pollution reductions Seller has, is entitled to or applied for in connection with the Business and/or the other Acquired Assets, including any air emissions, water quality improvements and pollution reductions where Seller has credit for or has banked, applied to bank or agreed to sell or trade.

                           2.1.8 Books and Records. All records, information,
files, manuals, records (including all financial, personnel and payroll records), sales records, data, databases, plans, books, ledgers, business plans, projections, documents, lists (including customer, vendor and employee lists and files), and any other recorded knowledge (whether in hard copy or on software or other media) pertaining to the Acquired Assets and/or to the Business, other than Seller's tax filings and related records and any books and records which Seller is required by law to retain (collectively "Books and Records").

                           2.1.9 Claims, Etc. All of Seller's rights, claims,
credits, causes of action or rights of set-off against third parties in connection with the Business including, without limitation, rights under manufacturers' and vendors' warranties and rebates.

                           2.1.10 Goodwill. The goodwill of Seller in the
Business.

                           2.1.11 Unlisted Assets. All of the other Acquired
Assets not specifically included in Sections 2.1.1 through 2.1.10 hereof which are included on the Reference Balance Sheet or are acquired by Seller in connection with the Business in the ordinary course of business between the Reference Balance Sheet Date and the Closing Date, together with any other assets or items of property owned by Seller and presently used in the conduct of the Business and not specifically excluded under the terms of this Agreement.

                  2.2 EXCLUDED ASSETS. Notwithstanding any provision of Section
2.1 hereof, the assets of Seller set forth in Sections 2.2.1 through 2.2.11 (the "Excluded Assets") are not included in the Acquired Assets and shall not be sold or transferred to Buyer hereunder.

                           2.2.1 Excluded Contracts. The Excluded Contracts.

                           2.2.2 Excluded Intellectual Property. The Excluded
Intellectual Property.

                           2.2.3 Certain Real Estate. All real property other
than the Real Property listed on Schedule 2.1.1.

                           2.2.4 Minute and Stock Books. Seller's corporate
franchise, minute and stock record books, corporate seals, tax returns or other records having to do with the corporate organization of Seller.

                           2.2.5 Assets Disposed in Ordinary Course. Any
Acquired Assets sold or otherwise disposed of in the ordinary course of business and not in violation of any provisions of this Agreement during the period from the date hereof until the Closing Date.

                           2.2.6 Seller's Rights under this Agreement. The
rights which accrue or will accrue to Seller under this Agreement.

                           2.2.7 Cash, Bank Accounts, etc. All of Seller's cash
and cash equivalents (including marketable securities and short term investments), petty cash, security deposits, prepaid expenses and deferred assets, wherever located.

                           2.2.8 Refunds and Rebates. All refunds and rebates
relating to purchases by the Business from trade vendors in calendar year 1998.

                           2.2.9 Excluded Equipment. All equipment other than
the Equipment, including, without limitation the equipment listed on Schedule 2.2.9.

                           2.2.10 Accounts Receivable. All accounts receivable
that are payable or due Seller.

                           2.2.11 Excluded Inventory. All other inventory owned
by Seller in the operation of the Business other than the Inventory ("Excluded Inventory").

                  2.3 ASSUMED LIABILITIES. Effective as of the Effective Time, Buyer shall assume those and only those Liabilities of Seller set forth in Sections 2.3.1. through 2.3.3 (collectively the "Assumed Liabilities").

                           2.3.1 Liabilities Under Assumed Contracts. Seller's
obligations under the Assumed Contracts which arise with respect to periods beginning after the Closing Date (other than Liabilities attributable to any failure by Seller to comply with the terms thereof on or prior to the Closing
Date). Notwithstanding anything else contained herein to the contrary, Buyer shall accept Seller's obligations under unfilled purchase orders relating to the Business, accepted by Seller from customers of Seller, regardless of whether such purchase orders are scheduled on Schedule 2.1.5(a) as of the date of this Agreement, provided, that such purchase orders, (i) were accepted by Seller after the date of this Agreement, (ii) were accepted by Seller in the ordinary course of business on prevailing market terms, and (iii) are listed on an update to Schedule 2.1.5(a) that is provided to Buyer on or before the Closing Date.

                           2.3.2 Liabilities Under Permitted Encumbrances.
Seller's obligations under the Permitted Encumbrances specified in Section 1.2.16.C.

                           2.3.3 Liabilities Arising Subsequent to Closing. All
Liabilities and obligations arising from the conduct of the Business by Buyer subsequent to the Closing.

                  2.4 EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other Liability of Seller (or any predecessor owner of all or part of its business and assets) including, without limitation, Seller's accounts payable and other Liabilities arising out of events, facts and circumstances existing prior to closing (collectively the "Excluded Liabilities").

                  2.5 NO TRANSFER OF NON-TRANSFERABLE RIGHTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any contract, commitment, license, lease or permit, or any claim, right or benefit arising thereunder if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Seller will use commercially reasonable efforts (but without any payment of money by Seller or Buyer) to obtain the consent of the other parties to any such Acquired Asset or any claim or right or any benefit arising thereunder for the assignment to Buyer, as Buyer may request. If such consent is not obtained, Seller agrees to cooperate with Buyer in any reasonable arrangement designed to provide Buyer with the benefits under the contract as if such consent had been obtained.

                  2.6 PURCHASE PRICE. The purchase price to be paid by Buyer to Seller for the Acquired Assets and the other consideration set forth herein, including, without limitation, the non-competition agreements referred to in
Section 4.2.2 (the "Final Purchase Price"), shall be an amount equal to FORTY-THREE MILLION, FIVE HUNDRED THOUSAND DOLLARS ($43,500,000) plus the Inventory Value as of the Closing Date. For the purposes of this Agreement the term "Inventory Value" shall mean the value of the Inventory at any specified time, calculated pursuant to the formula set forth on Schedule 2.6. The Final Purchase Price shall be calculated pursuant to the procedure set forth in
Article 6 hereof (the "Purchase Price Adjustment").

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

                  3.1 REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce Buyer to enter into this Agreement and to purchase the Acquired Assets, Seller and the Stockholder, jointly and severally, represent and warrant to Buyer as follows (it being understood and agreed that with respect to representations and warranties based on the knowledge or belief of Seller, Seller shall be deemed to have collectively the knowledge and beliefs of Seller, the Stockholder, the executive officers of Seller and the Stockholder, Donald B. Grimm, James J. Shalvoy, Jeffrey H. Traver and William Adams).

                           3.1.1 Corporate Matters.

                                    (a) Corporate Status. Seller is a
         corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Agreement, own its properties and to carry on the Business as presently conducted by it. Seller has delivered to Buyer a complete and correct copy of its Charter and Bylaws.

                                    (b) Qualification. Seller is duly qualified
         as a foreign corporation, and is in good standing as such, in every jurisdiction in which the nature of the Business makes such qualification necessary.

                                    (c) Subsidiaries, Affiliate Dealings. Except
         as described on Schedule 3.1.1.C, Seller has no Affiliates with which it has any agreement, dealings, or commercial relationship of any kind (other than employment relationships) relating to the Business or the Acquired Assets.

                                    (d) Corporate Authority; Effective
         Agreement. The Board of Directors of Seller has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate or stockholder action is required in connection with the foregoing. This Agreement is a legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws in effect now or hereafter relating to creditors' rights generally and by equitable principles, whether considered in a proceeding at law or in equity. Assuming receipt of the Required Consents, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions provided for herein do not and will not, with or without the giving of notice, the passage of time, or both: (i) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under (a) the Charter or Bylaws of Seller, (b) any Contractual Obligation, including rights of termination or cancellation, to which Seller is a party or by which Seller or any of its properties is bound which could adversely affect Seller's ability to consummate the transactions contemplated hereby, or (c) any Law to which Seller is subject; or (ii) result in the creation or imposition of any Encumbrance affecting any of the Acquired Assets, or otherwise adversely affect the Business or any of the Acquired Assets.

                                    (e) Stockholder's Authority; Effective
         Agreement. The Stockholder has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other Stockholder action is required in connection with the foregoing. This Agreement is a legal, valid and binding obligation of the Stockholder and is enforceable against the Stockholder in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws in effect now or hereafter relating to creditors' rights generally and by equitable principles, whether considered in a proceeding at law or in equity. Assuming receipt of the Required Consents, the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions provided for herein do not and will not, with or without the giving of notice, the passage of time, or both: (i) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under (a) the Charter or Bylaws of the Stockholder, (b) any Contractual Obligation, including rights of termination or cancellation, to which the Stockholder is a party or by which the Stockholder or any of its properties is bound which could adversely affect Seller's ability to consummate the transactions contemplated hereby, or (c) any Law to which the Stockholder is subject; or (ii) result in the creation or imposition of any Encumbrance affecting any of the Acquired Assets, or otherwise adversely affect the Business or any of the Acquired Assets. The

         Stockholder has fulfilled, and has done nothing to breach, its fiduciary duties to Seller or any other party in connection with any of the transactions contemplated by this Agreement.

                           3.1.2       Financial Matters.

                                    (a) Financial Statements Delivered. Seller
         has delivered to Buyer true, complete and correct copies of the following financial statements of the Business (which are collectively referred to herein as the "Financial Statements").

                                             (i) The unaudited balance sheet of
                  the Business as of September 30, 1998 (the "Reference Balance Sheet" and the "Reference Balance Sheet Date", respectively) and the related statements of income for the month and the nine-month year-to-date period then ended.

                                             (ii) All other unaudited balance
                  sheets of the Business, and the related statements of income with respect to all dates and periods ending after January 1, 1998.

                                    (b) Preparation of Financial Statements.
         Except as set forth on Schedule 3.1.2.B, the Financial Statements (including the notes, if any, thereto) are true, correct and complete and have been prepared in accordance with GAAP (it being understood that such statements are prepared using standards appropriate for Seller on a company-wide basis, are subject to normal year-end adjustments and lack footnotes). The Financial Statements fairly present the financial condition and results of operations of the Business as of and for the periods ending on their respective dates and, as of the respective dates of the balance sheets included in the Financial Statements, the Business had no Liabilities not reflected in or reserved against on the Financial Statements which, under GAAP, should have been reflected or reserved against thereon. Seller has made available to Buyer all work papers relating to the preparation of the Financial Statements.

                                    (c) Change in Condition. Except as set forth
         on Schedule 3.1.2.C, since the Reference Balance Sheet Date, Seller has not with respect to the Business:

                                             (i) sold, leased, encumbered,
                  assigned, transferred, or otherwise disposed of any assets or properties, tangible or intangible, which would have been included in the Acquired Assets if the Closing had been held on the Reference Balance Sheet Date or on any date since then (except for the sale of Inventory in the ordinary course of business) or outside the ordinary course of business;

                                             (ii) issued any note, bond or other
                  debt security, or created, incurred, assumed, or guaranteed any Liabilities

                  (whether short or long term) other than Liabilities arising in the ordinary course of business; created or suffered to exist any Encumbrance on any of the Acquired Assets, or increased the amount of any Liability outstanding under any loan agreement, mortgage, equipment lease or other borrowing arrangement;

                                             (iii) canceled, released,
                  compromised, modified or waived any rights, debts or claims held by it;

                                             (iv) delayed or postponed the
                  payment of accounts payable and other liabilities in a manner not consistent with past practice and custom, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of loss to the Business or any of its assets or properties;

                                             (v) suffered any damage,
                  destruction or loss, whether or not covered by insurance, (i) adversely affecting its business, operations, assets or properties (ii) of any material item or items carried on its books of account individually; or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                                             (vi) suffered any adverse change in
                  its business, operations, assets, properties or condition (financial or otherwise) nor, to Seller's knowledge, has there been any event which has had or may reasonably be expected to have an adverse effect on any of the foregoing (other than events affecting the industry or the economy generally);

                                             (vii) leased any assets or made any
                  commitments or agreements for capital expenditures or capital additions or betterments to the Acquired Assets either exceeding $25,000 in the aggregate or outside the ordinary course of business;

                                             (viii) increased the salaries or
                  other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, or paid any bonuses to or made any changes in the terms of employment of any of its employees other than in the ordinary course of business consistent with past practice;

                                             (ix) changed any of the accounting
                  principles, practices or policies followed or the methods of applying such principles, practices or policies;

                                             (x) revalued, upward or downward,
                  the value of any Inventory (including, without limitation, downward revaluation by reason of shrinkage or markdowns or revaluation resulting from the application of the "lower of cost or market" methodology);

                                             (xi) granted any license or
                  sublicense of any right under or with respect to any Intellectual Property or permitted the use of its corporate name by any other Person;

                                             (xii) made any changes in its
                  Management Employees;

                                             (xiii) materially increased,
                  decreased or otherwise modified the level of support provided to the Business in terms of the resources shared by the Business and the other operating units of Seller, including, without limitation, personnel, facilities and equipment;

                                             (xiv) made any capital investment
                  in, made any acquisition of securities or assets of, made any loan to, merged or consolidated with, or acquired or agreed to acquire or be acquired by, any other Person;

                                             (xv) adopted, terminated, amended,
                  modified, extended, or otherwise changed any Benefit Arrangement other than in the ordinary course of business, or made, caused to be made, or agreed to make any contribution, award or payment under any Benefit Arrangement, except at the time and to the extent required by the written terms thereof;

                                             (xvi) ceased doing business with or
                  modified, amended, altered or otherwise changed any credit arrangement, payment terms, or discount programs with any supplier, or with any customer that represented more than five percent (5%) of the Business' sales in the current fiscal year;

                                             (xvii) entered into any sales or
                  distribution agreement or arrangement, oral or written, with any customer by which the Business is obligated to sell product to such customer over a period of time, at any point after the Closing Date, (other than purchase orders accepted in the ordinary course of business on prevailing market terms);

                                             (xviii) sold or otherwise provided
                  any customer of the Business with offgrade or second quality material where such customer has not historically purchased such offgrade or second quality material from the Business;

                                             (xix) agreed, so as to legally bind
                  Seller, whether in writing or otherwise, to take any of the actions set forth in this Section 3.1.2.C and not otherwise permitted by this Agreement;

                                             (xx) entered into or engaged in any
                  other material course of conduct, occurrence, event, incident, action, failure to act, or transaction other than in the ordinary course of business that could reasonably be expected to have an adverse effect on the Business; or

                                             (xxi) delayed or postponed the
                  filing of applications and/or oppositions or payment of fees relative to the issuance or maintenance of any Intellectual Property, including without limitation, patent and trademark/service mark applications and/or renewals thereof.

                           3.1.3 Assets.

                                    (a) Title to Acquired Assets. Seller has,
         and will deliver to Buyer at the Closing, good and marketable title to the Acquired Assets (or with respect to the Leased Personal Property or any Acquired Assets held under license only, a valid and enforceable leasehold interest in or right to use such Acquired Assets) and (assuming receipt of the Required Consents) the rights of Seller under all Assumed Contracts assigned to Buyer hereunder. After giving effect to the transactions contemplated by this Agreement and the transfer of the Acquired Assets to Buyer at the Closing, the Acquired Assets will not be subject to any Encumbrances, other than the Permitted Encumbrances.

                                    (b) Sufficiency. The Acquired Assets include
         all properties, assets and r ights used in, or necessary for the conduct of, the Business as now conducted except the Excluded Assets.

                                    (c) Real Property.

                                             (i) Seller has good and marketable,
                  indefeasible, fee simple title to the Real Property free and clear of all Encumbrances except Permitted Encumbrances.

                                             (ii) Schedule 2.1.1 identifies all
                  of the Real Property. Seller is not a party to any leases, subleases, licenses and other agreements under which the Seller (a) uses or occupies or has the right to use or occupy, now or in the future, any real property used in the conduct of the Business or (b) as lessor, leases any of the Real Property.

                                             (iii) Except as set forth on
                  Schedule 3.1.3.C.(iii), there is no underlying mortgage, deed of trust, lease, or other estate in or interest affecting the Real Property which is superior to the interest of Seller.

                                             (iv) Except as set forth on
                  Schedule 3.1.3.C.(iv), the buildings and structures constituting part of the Real Property, including fixtures leased or owned by Seller, are in good operating condition and repair (ordinary wear and tear excepted) and have been maintained in a manner consistent with standards generally followed in the industry, are suitable for their present and intended uses, and are structurally sound.

                                             (v) Except as set forth on Schedule
                  3.1.3.C.(v), giving effect to the easements to be granted by Seller to Buyer hereunder, the buildings and structures constituting part of the Real Property currently have access to (a) public roads or valid easements over private streets or private property for ingress to and egress from such Real Property, and (b) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the present use of such Real Property.

                                             (vi) Except as set forth on
                  Schedule 3.1.3.C.(vi), there are no easements or encroachments or other facts or conditions affecting the Real Property that would not be revealed by an accurate survey or an inspection of public records which would, individually or in the aggregate, (a) interfere in any respect with the use, occupancy or operation thereof as currently used, occupied and operated or (b) reduce the fair market value thereof below the fair market value such parcel would have had but for such encroachment or other fact or condition. Except as would be revealed by an accurate survey or an inspection of public records, none of the buildings and structures on the Real Property encroaches upon the real property of another Person or upon the area of any easement affecting the Real Property.

                                             (vii) The use and operation of the
                  Real Property and the installation and construction of the buildings and structures comprising part of the Real Property is in all cases in compliance with all applicable Laws including, without limitation, zoning laws. All building permits, certificates of occupancy, licenses and other authorizations required for present uses of the Real Property or any part thereof have been obtained, and true and complete copies thereof have been provided to Buyer.

                                             (viii) Seller owes no money to any
                  architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with the Real Property for which Buyer will have any Liability. Except as set forth on Schedule 3.1.3.C.(viii), there has been no work performed at the Real Property during the last 120 days other than routine maintenance.

                                             (ix) Since the last tax bill
                  received prior to the Reference Balance Sheet Date, Seller has not received any written notice of any increase or proposed increase in the assessed valuation of any parcel of the Real Property.

                                             (x) There are not pending, nor to
                  Seller's knowledge, threatened or reasonably anticipated, any material adverse claims or demands relating to Seller's interest in the Real Property, and Seller has not received notice of or has knowledge of, any pending or contemplated condemnation, eminent domain or other similar proceedings (whether material or not) or any reason to anticipate any such proceeding pursuant to which any part of the Real Property would be acquired for a public purpose or any purpose precluding the full use or enjoyment of the Real Property (or any part thereof) by Buyer.

                                             (xi) No notices or restrictions
                  relating to Hazardous Substances have been or are required to be placed in any deed to the Real Property.

                                    (d) Equipment. All Equipment is in good
         working order (ordinary wear and tear excepted), is functioning in the manner and for the purpose for which it was intended and has been properly maintained. The Equipment is in compliance with all Laws, including, without limitation, the rules and regulations promulgated under the Occupational Safety and Health Act of 1970, as amended. All of the Equipment is either owned by Seller or leased by Seller under one of the Personal Property Leases listed and described on Schedules 2.1.5.(a) or 2.1.5.(b). The Equipment is located on the Real Property.

                                    (e) Personal Property Leases. Schedules
         2.1.5.(a) and 2.1.5.(b) set forth a list of all Personal Property Leases under which Seller is a lessee or lessor of any personal property held or used in connection with the Business. All Personal Property Leases are in full force and effect. Where Seller is lessee, Seller has paid all amounts due and payable thereunder. In each case where Seller is a lessor under a Personal Property Lease, the lessee has paid all amounts due and payable under such Personal Property Lease. With respect to all Personal Property Leases, no conditions or events exist which, but for the giving of notice or the passage of time, would constitute a default by Seller thereunder, nor to Seller's knowledge is any other party to such instrument in default thereunder. No Personal Property Lease set forth on Schedule 2.1.5(a) has been canceled nor are there pending any threatened or reasonably anticipated claims seeking to cancel or not renew such leases, nor is Seller aware of any grounds therefor by the other parties thereto. All of the Leased Personal Property is in goosd operating condition.

                                    (f) Inventory. Except for consigned
         Inventory listed on Schedule 3.1.3.F, the Inventory is located on the Real Property.

                                    (g) Intellectual Property.

                                             (i) Schedules 2.1.4(a) and 2.1.4(b)
                  set forth a list of all Intellectual Property licensed to, applied for, used by, owned by, or registered in the name of Seller in connection with the Business. Seller owns or possesses adequate licenses, sublicenses or other rights to use all Intellectual Property necessary to permit Seller to conduct the Business as now operated.

                                             (ii) Except as set forth and as
                  described on Schedule 3.1.3.G, Seller is the sole owner and has sole rights to use the Intellectual Property set forth on
                  Schedule 2.1.4(a). Schedule 3.1.3.G briefly describes (including, without limitation, the date, parties, subject matter and term) the agreements and other arrangements pursuant to which Seller licenses or sublicenses any of its Intellectual Property, either as licensee or as licensor.

                                             (iii) All of the Intellectual
                  Property included in the Acquired Assets is freely assignable, or if the consent of any third party is required, such consent has been obtained in writing. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will alter or impair Buyer's or Seller's rights with respect to the Intellectual Property.

                                             (iv) The use by Seller of any
                  Intellectual Property has not in the past and does not currently infringe upon or conflict with any patent, trademark, trade name, brand name, service mark or copyright of any other Person. No claim is pending, or to Seller's knowledge threatened, to the effect that the present or past operations of the Business infringe upon or conflict with the rights of any other Person in respect of any Intellectual Property, and no claim is pending, or to Seller's knowledge threatened, to the effect that any Intellectual Property is invalid or unenforceable. No contract, agreement or understanding between Seller and any party exists which would impede or prevent the transfer to Buyer (or the continued use by Buyer) of the entire right, title and interest of Seller in and to the Intellectual Property.

                                             (v) Seller has not charged or
                  threatened any other Person with infringement of the Intellectual Property in the United States or any other country of the world, and Seller is not aware of facts which would support any such claim of infringement.

                                             (vi) To Seller's knowledge, except
                  as set forth on Schedule 3.1.3.G, none of the processes and formulae, research and development results and other knowledge of the Seller, the value of which to Seller is contingent upon maintenance of the confidentiality thereof, has been disclosed by Seller to any person other than employees of Seller.

                                             (vii) There are not pending, or to
                  Seller's knowledge threatened or reasonably anticipated, any material adverse claims or demands relating to Seller's interest in the Intellectual Property, and Seller has not received notice of, or has knowledge of, any pending or contemplated oppositions, interferences, re-examinations or other similar proceedings (whether material or not) or any reason to anticipate any such proceeding pursuant to which any part of the Intellectual Property would be acquired by another party or reduced in scope such as to preclude the full use or enjoyment of the Intellectual Property (or any part thereof) by Buyer.

                                    (h) Insurance. Seller has insurance
         contracts in full force and effect which provide for coverages that are usual and customary in its business as to amount and scope including, without limitation, all risk property, commercial general liability (including products and completed operations) and worker's compensation insurance contracts. All premiums with respect to such insurance contracts are paid up in full and no notice of cancellation or termination has been received with respect to any of such insurance contracts. With respect to the Business, neither Seller, nor any party acting on behalf of Seller, has ever had any insurance policy or coverage canceled nor has Seller (or any party acting on behalf of Seller) had an application for any insurance rejected or declined. All of the insurance contracts or coverages of Seller (or any party acting on behalf of Seller) relating to the Business, its products and/or operations are listed on Schedule 3.1.3.H, and disclosed in each case are the risk covered, effective date, the policy number, the insurer, whether the insurance is based on claims or occurrences, the dollar amount of coverage, the amount of the deductible, the premium rate and amount. Seller has provided to Buyer a true, complete and accurate history of all claims relating to the Business under such policies. Seller has supplied to Buyer true, complete and accurate copies of all current and historical insurance policies relating to the Business, or if such is not available, summaries of all such insurance coverage specifying the risk covered, effective dates, the policy number, the insurer, whether the insurance is based on claims or occurrences, the dollar amount of coverage, the amount of the deductible, the premium rate and amount.

                                    (i)  Contracts.

                                             (i) Except for the contracts
                  disclosed on Schedules 2.1.5.(a) and 2.1.5.(b), with respect to the Business, Seller is not a party to or bound by any of the following:

                                                      (1) any Contractual
                           Obligation to lease (as lessee) any real or personal property);

                                                      (2) any Contractual
                           Obligations to sell or lease (as lessor) any of the Acquired Assets of Seller, other than Inventory in the ordinary course of business;

                                                      (3) any Contractual
                           Obligations for the purchase of materials, supplies, goods, services (i) in the ordinary course of business that exceed $25,000 on an individual basis, or (ii) other than in the ordinary course of business;

                                                      (4) any Contractual
                           Obligations for the purchase of equipment or other assets;

                                                      (5) any option, license,
                           franchise or similar agreement;

                                                      (6) any Contractual
                           Obligation for any distribution, dealer, sales representative, marketing or other similar arrangements with respect to the promotion or sale of the Inventory;

                                                      (7) any Contractual
                           Obligation for partnership, joint venture, strategic alliance or other similar arrangements;

                                                      (8) any Contractual
                           Obligation relating to indebtedness for borrowed money secured by any Encumbrance on the Acquired Assets or the deferred purchase price of property included in the Acquired Assets;

                                                      (9) any Contractual
                           Obligation that limits the freedom of Seller with respect to the Business to (x) compete in any line of business or with any person or in any area or (y) own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Acquired Asset, or which would so limit the freedom of Buyer after the Closing Date;

                                                      (10) any Contractual
                           Obligation with or for the benefit of any Affiliate of Seller;

                                                      (11) any secrecy,
                           confidentiality, non-disclosure or similar agreement;

                                                      (12) any employment
                           contract or any collective bargaining or labor agreement;

                                                      (13) any Guarantee by
                           Seller of any Liability of any Person; or

                                                      (14) any other agreement,
                           commitment or arrangement (i) in the ordinary course of business that exceeds $25,000 on an individual basis, or (ii) other than in the ordinary course of business.

                                             (ii) Each Assumed Contract is a
                  valid and binding agreement of Seller, is in full force and effect and is, and will be, when assigned to Buyer in accordance with this Agreement and upon receipt of the consents set forth Schedule 3.1.3.I, enforceable in accordance with its terms, except to the extent that the enforceability of the rights and remedies created thereby may be subject to bankruptcy, insolvency, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                                             (iii) No event has occurred which
                  through the passage of time or the giving of notice, or both, would (a) constitute a breach or default by Seller or, to Seller's knowledge, any other party to any Assumed Contract, or (b) cause the acceleration of any obligation of Seller or, to Seller's knowledge, any other party thereto or the creation of a Encumbrance upon any of the Acquired Assets. Since the Reference Balance Sheet Date, Seller has not made or suffered any amendment or termination of any Contractual Obligation that constitutes an Assumed Contract.

                                             (iv) Except as set forth on
                  Schedule 3.1.3.I, all of the Assumed Contracts are transferable to Buyer without the consent or approval of any other party thereto.

                                             (v) True and complete copies (or in
                  respect of oral agreements, a description of material terms) of each Assumed Contract have been delivered to Buyer.

                                    (j) Permits, Etc. Schedule 2.1.6 is a
         complete and accurate list and summary description of all Permits owned or held by Seller that are necessary to conduct the Business as presently conducted, all of which are valid, effective and in good standing. Seller is not in default, and Seller has not received any notice of any claim of default, or of any other claim, proceeding or threatened proceeding with respect to any of the Permits. Except as set forth on Schedule 3.1.3.J, none of the Permits will be adversely affected by the consummation of the transactions contemplated hereby, and all of the Permits are transferable to Buyer, and renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedure or to pay amounts other than routine filing fees.

                           3.1.4 Employee Benefit Matters.

                                    (a) Definitions. For purposes of this
         Section, the following terms shall have the meanings set forth below:

                                             (i) "Benefit Arrangement" means any
                  employment, severance or similar contract or arrangement (whether or not written) or any plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA, that is maintained, administered or contributed to by the Seller or ERISA Affiliates), policy, practice, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that covers any employee or former employee of the Business.

                                             (ii) "ERISA" means the Employee
                  Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                                             (iii) "Multiemployer Plan" means
                  any plan that is a multiemployer plan, as defined in Section 3(37) or Section 4001(3) of ERISA.

                                    (b) Benefit Arrangements. The booklet
         entitled "You and ABTCO - Siding Division" attached hereto as Schedule 3.1.4.B identifies each Benefit Arrangement. Each Benefit Arrangement is being and has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable Laws, including, without limitation, ERISA and the Code. Buyer will not be subject to any Liability under any Benefit Arrangement of Seller, after the Closing Date or otherwise, in connection with the transactions contemplated by this Agreement or any Benefit Arrangements. None of the Benefit Arrangements is a Mutiemployer Plan.

                                    (c) Claims, Etc. Except as disclosed on
         Schedule 3.1.4.C, no legal action, suit or claim is pending or, to the knowledge of Seller, threatened, with respect to any Benefit Arrangement relating to the Business or its employees (other than claims for benefits in the ordinary course), and to the knowledge of Seller, no fact or event exists that could reasonably be expected to give rise to any such action, suit or claim.

                                    (d) Trigger. Except as disclosed on Schedule
         3.1.4.D, no employee of the Seller performing services in connection with the

         Business will become entitled to any retirement, severance or other benefit solely as a result of the transactions contemplated hereby.

                           3.1.5 Environmental Matters.

                                    (a) Definitions. For purposes of this
         Agreement, the following terms shall have the meanings set forth below:

                                             (i) "Environmental Laws" means any
                  and all applicable treaties, laws, regulations, ordinances, statutes, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or variances, promulgated or entered into by any Governmental Authority, relating to safety or health, pollution or the protection, clean-up or restoration of the environment, conservation, preservation or reclamation of natural resources, or to the management, Release or threatened Release of Hazardous Substances, including, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq. ("RCRA"), the Oil Pollution Act of 1990, 33 U.S.C. ss.ss. 2701 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                                             (ii) "Hazardous Substances" means
                  all explosive or regulated radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil or any faction thereof) or petroleum distillates, insecticides, pesticides, special wastes, industrial substances or wastes, PCBs, or any constituent of any such substances or wastes, asbestos or asbestos containing materials, and any materials defined or regulated by or pursuant to any Environmental Laws as hazardous or as a pollutant or contaminant, including, without limitation, materials listed in 49 C.F.R. ss. 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of CERCLA.

                                             (iii) "Release" means any spilling,
                  emitting, leaking, pumping, pouring, emptying, injecting, escaping, dumping, depositing, disposing, discharging, dispersing, leaching, emanating or migrating of any Hazardous Substances (including the abandoning or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance) in, into, onto, or through the environment (including ambient air, surface water, groundwater, soils, land surface, subsurface strata, workplace or structure).

                                       (b)  Compliance.

                                             (i) Seller has, with respect to the
                  Business, complied in all respects with all Environmental Laws and, except as disclosed on Schedule 3.1.5.B, has not been cited for or received a notice of violation or notice of noncompliance with respect to violation of any Environmental Law. Seller is not aware, with respect to the Real Property, or properties adjacent to the Real Property ,of any audit conducted by or on behalf of any third party or Governmental Authority with respect to: (a) any media, including groundwater, surface water, wastewater, soil, or air; or (b) the storage, burial, Release, transportation, or disposal of any solid waste, special waste or Hazardous Substances. Seller has no formal or informal agreement of any kind with any third party or Governmental Authority relating to any environmental cleanup, investigation, audit, study or Liability.

                                             (ii) The Real Property is in full
                  compliance with all applicable Environmental Laws. Except as disclosed on Schedule 3.1.5.B, neither Seller, nor, to Seller's best knowledge, any third party has engaged in the generation, use, manufacture, treatment, transportation, storage, disposal or Release of any Hazardous Substances in, on under or around the Real Property, or on properties adjacent to the Real Property, in violation of applicable Environmental Laws.

                                             (iii) Seller has through the date
                  hereof secured and maintained compliance with all Permits and non-transferable Permits required for the conduct of the Business under Environmental Laws.

                                             (iv) The Seller is not aware of any
                  condition or impending events that will substantially affect the Buyer's ability to comply with Environmental Laws immediately following the Closing hereunder or to obtain and maintain in effect the permits and authorizations from any Governmental Authority which may be necessary to permit continued operation of the Real Property as presently conducted.

                                             (v) Seller has not received any
                  written notice of and does not have any knowledge of any soon to be issued notice of non-compliance with any applicable Environmental Laws or any other

                  Laws relating to occupational health and safety, other than a notice relating to any matter that has been resolved by such Governmental Authority and by Seller.

                                             (vi) Except as disclosed on
                  Schedule 3.1.5.B, no site investigation or clean-up of the Real Property, nor any consent of any Governmental Authority or other Person will be required pursuant to any Environmental Laws in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby.

                                    (c) Notice/Investigation. No written notice,
         citation, summons, complaint, order or written request for information pursuant to any Environmental Law has been received by Seller (including, without limitation, a CERCLA ss.104(e) Information Request or state equivalent, requesting information regarding Seller's potential involvement in a waste disposal facility), and no penalty has been assessed and no investigation or review is pending or to Seller's knowledge threatened by any Governmental Authority or other Person with respect to the Business, the Acquired Assets or the Real
         Property (other than those relating to any matter which has been resolved by such Governmental Authority or other Person and Seller) regarding (i) any alleged violation by Seller of any Environmental Law,
         (ii) any alleged failure by Seller to have any Permit or non-transferable Permit required under any Environmental Law, or (iii) any use, possession, Release, threatened Release, storage, generation, manufacture, treatment, transportation, disposal or recycling by or on behalf of Seller of any Hazardous Substance, including, without limitation, a written request for information or notification that Seller is a potentially responsible party under CERCLA or any other Environmental Law.

                                    (d) Storage Tanks. Except as disclosed on
         Schedule 3.1.5.D, there are no and have not been during Seller's ownership or use of the Real Property, any aboveground or underground storage tanks on the Real Property.

                                    (e) Hazardous Substances, etc. There are no
         material environmental, health or safety hazards present on the Real Property, including, without limitation, those relating to PCBs, asbestos, radon gas, harmful nuclear radiation or Hazardous Substances. To Seller's knowledge, no Hazardous Substances have migrated, traveled or otherwise moved via the soil, air or groundwater from the Real Property to properties adjacent to the Real Property.

                                    (f) Listing of Real Property. The Real
         Property is not listed or, to the best knowledge of Seller, proposed for listing on the National Priorities List under CERCLA, or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency, as updated through the date hereof, or any similar state list of sites requiring investigation or clean up.

                                    (g) Credits. Other than pursuant to this
         Agreement, Seller has not agreed or applied to trade, bank or sell any air emission, water improvement or pollution reduction credits it has, had or may have for the Real Property or the Business.

                                    (h) Disposal and Recycling of Waste. Seller
         has at all times transported, disposed and/or recycled waste associated with the Business in compliance with Environmental Laws or arranged for the transportation, disposal and/or recycling of any of waste associated with the Business with a transporter or disposal and/or recycling facility licensed and permitted to transport or accept such waste, including, without limitation, solid, special, and hazardous waste.

                                    (i) Disclosure. Seller has provided Buyer
         with any and all environmental investigations, studies and audits in the possession of Seller which have been conducted in the past five years in relation to any of the Acquired Assets or Real Property. To the extent required by any Law, Seller has provided Buyer with any environmental disclosure statements for the Real Property.

                                    (j) Off-Site Liabilities. Seller has not
         transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Substances to any location (i) which is listed on the National Priorities List or CERCLIS, (ii) which is listed on any similar federal, state or local list, or (iii) which, to Seller's knowledge, is the subject of any federal, state or local enforcement action or other governmental or private investigation.

                           3.1.6 Legal Matters.

                                    (a) Operations in Compliance with Law.
         Except as set forth on Schedule 3.1.6.A, the operations of the Business as currently conducted are not in violation of any Law. Seller does not know of, and has no reason to believe there exists, any basis on which the operations of the Business as currently conducted, would be held so to violate or to give rise to any such violation. Seller has not received any notice from any Governmental Authority, any insurance or inspection body or any other Person, that any of the properties, facilities, equipment or business procedures or practices of the Business fail to comply with any applicable Law. To the best of Seller's knowledge, there are no regulations or legislation pending before any Governmental Authority or legislature which, if adopted, would have a materially adverse effect on the Business or the Acquired Assets as currently conducted.

                                    (b) No Illegal Payments. Seller has not at
         any time made or received any illegal payment for political contributions, or any bribe, kickback or other illegal payment with respect to the Business.

                                    (c) Litigation. Except as set forth on
         Schedule 3.1.6.C, there are no Actions pending, or to the best knowledge of Seller, threatened, against or affecting the Acquired Assets or the Business at law or in equity or otherwise, before or by any Person, federal, state, foreign, municipal or other court, governmental department, commission, board, bureau, agency or instrumentality, or arbitration tribunal, wherever located. There are no judgments, orders, decrees or awards against Seller or the Stockholder before any court, department, commission, board, instrumentality or arbitrator which affect the Acquired Assets or the Business. There are no executory settlement agreements, judgments or decrees or orders entered against Seller or the Stockholder, discussed or offered to be entered in any Action brought by any Governmental Authority or any Person which affect the Acquired Assets or the Business, except those requiring solely the payment of money and all such amounts have been paid.

                                    (d) Product Warranties and Product Claims.
         Seller has not made any oral or written warranties in connection with the sale of the products of the Business, except as described on
         Schedule 3.1.6.D. There are no claims pending or to the best of Seller's knowledge, threatened or anticipated against Seller that relate to any products sold by Seller with respect to the Business, including, without limitation, claims in respect of the quality or defects in such products. Schedule 3.1.6.D sets forth an accurate summary of all returns of defective products, and all credits, allowances and payments made under any applicable warranty to customers for defective products during such period and such summary accurately describes the defect which resulted in the return, allowance, credit or payment. Seller has not been required to pay direct, incidental or consequential damages to any person or entity in connection with any of such products, including, without limitation, the cost of labor to replace and/or repair such products.

                           3.1.7 Tax Matters.

                                    (a) Effect of Transfer. After giving effect
         to the transfer to Buyer on the Closing Date, neither the Business nor the Acquired Assets will be subject to, nor will Buyer have, any Liability in respect of any Taxes (i) arising from or relating to the ownership or operation of the Business or the Acquired Assets on or prior to the Closing Date or (ii) except as set forth in Section 4.2.4, arising from or relating to the consummation of the transactions contemplated hereby.

                                    (b) Compliance. All Taxes required to be
         withheld from employees or independent contractors of Seller performing services in connection with the Business have been properly withheld, and, if required, have been deposited with the appropriate Governmental Authority.

                           3.1.8 Labor and Employment Matters.

                                    (a) Labor Matters. With respect to the
         Business, except as set forth on Schedule 3.1.8.A, (i) there are no controversies pending or, to the knowledge of Seller, threatened, between the Seller and any employee thereof; (ii) the Seller is not a party to any collective bargaining agreement or other labor contract applicable to any of its employees; (iii) there are no grievances outstanding against the Seller under any such agreement or contract;
         (iv) there are no unfair labor practice charges or complaints pending against the Seller before the National Labor Relations Board or any similar state agency; and (v) during the past three (3) years to this date, there have been no strikes, slowdowns, work stoppages, lockouts, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to Seller's knowledge, threats thereof, by or with respect to any employees of the Seller.

                                    (b) Employees. Set forth on Schedule 3.1.8.B
         is a true and correct list of all the employees currently performing services in connection with the Business. Also set forth on Schedule 3.1.8.B is the title and compensation of each of such exempt employees who during the Seller's last fiscal year was paid or is expected in the current fiscal year to be paid compensation of more than $25,000 ("Management Employee"). No Management Employee of Seller has terminated or threatened to terminate his or her employment with Seller or given notice of such termination, and Seller has no reason to believe that any Management Employee of the Business intends to terminate his or her employment.

                                    (c) Application Outside U.S. The Business
         does not employ any person outside the United States, and no Benefit Arrangement is maintained for employees outside the United States.

                           3.1.9 Miscellaneous Matters.

                                    (a) Change in Relationship. Seller has not
         received any notice that, whether on account of the transactions contemplated hereby or otherwise: (i) any customer, agent, or representative of the Business intends to discontinue or substantially diminish or change its relationship with the Business or the terms thereof or reduce the amount of its purchase of goods or services from the Business; (ii) the ability and opportunity of the Business to purchase supplies and materials from any of its suppliers in quantities adequate to its business as now conducted will in any way be impaired, whether as a result of the transactions contemplated hereby or otherwise; or (iii) any supplier intends to increase prices or charges for goods or services presently supplied to the Business.

                                    (b) Required Consents. Except for filings
         under the HSR Act and the expiration of applicable waiting periods thereunder and except for the consents required for the transfer to Buyer of the Assumed

         Contracts and Permits, the requirements for which are set forth on Schedules 3.1.3.I and 3.1.3.J hereof (the "Required Consents"), no approval, consent, authorization or other order of, any Governmental Authority or any other Person, including, without limitation, any party to any Contractual Obligation of Seller, is required to be obtained by or on behalf of Seller in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby.

                                    (c) Brokers or Finders. Seller has not
         incurred any Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the transactions contemplated hereunder.

                                    (d) Full Disclosure. Neither this Agreement,
         including all Schedules, nor any certificate delivered by Seller to Buyer in connection with this Agreement and the transactions contemplated by this Agreement, contains or will contain any untrue statement of any material fact or, taken as a whole, omits or will omit to state any material fact required to be stated to make such statement, document or instrument not misleading. All documents furnished by Seller to Buyer or its agents or representatives, including, without limitation, those documents listed on any Schedule hereto, are true and correct originals or copies of originals and are complete in all material respects, any amendments thereto having been identified and furnished to Buyer by Seller.

                                    (e) Prospects, Etc. There is no fact or
         circumstance known to Seller about any product of the Business or the Acquired Assets which could reasonably be expected to have a material and adverse affect on the business, operations, assets, prospects or financial condition of the Business (other than events affecting the industry or the economy generally), including, without limitation, the Business' products failure to comply with any building codes.

                  3.2 REPRESENTATIONS AND WARRANTIES OF BUYER. In order to induce Seller and the Stockholder to enter into this Agreement, Buyer represents and warrants as follows.

                           3.2.1 Organization and Standing of Buyer. Buyer is a
coporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

                           3.2.2 Corporate Authority; Effective Agreement. The
Board of Directors of Buyer has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate or stockholder action is required in connection with the foregoing. This Agreement is a legal, valid and binding obligation of Buyer sand is enforceable against Buyer in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws in effect now or hereafter relating to creditors' rights generally and by equitable principles, whether considered in a proceeding at law or in equity. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions provided for herein do not and will not, with or without the giving of notice, the passage of time, or both, conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under (a) the Charter or Bylaws of Buyer,
(b) any Contractual Obligation of Buyer, or (c) any Law to which Buyer is subject.

                           3.2.3 Full Disclosure. No statement herein by Buyer
contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated to make the statements contained herein not misleading.

                           3.2.4 Brokers or Finders. Buyer has not incurred any
Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the transactions contemplated hereunder.

                                    ARTICLE 4

                                    COVENANTS

                  4.1 COVENANTS TO BE PERFORMED PRIOR TO CLOSING.

                           4.1.1 Access to Premises and Information. On and
prior to the Closing Date, Seller will permit Buyer and its representatives to
(A) have full access during normal business hours and upon reasonable notice to the Acquired Assets, the Real Property, all of Seller's key employees engaged in the Business and the Books and Records; and (B) make copies during normal business hours of such Books and Records as Buyer or any of its representatives shall reasonably request. Seller will deliver such additional information relating to the Business and the Acquired Assets in Seller's possession as may be reasonably requested by Buyer or its representatives.

                           4.1.2 Conduct of Business Prior to Closing. Seller
and the Stockholder covenant that from the date of this Agreement until the Closing, they will carry on the Business in the ordinary course and in substantially the same manner as heretofore carried on. To that end, Seller and the Stockholder will use their good faith efforts to preserve the Business intact; keep available the services of the employees of the Business; and preserve business relationships with customers, suppliers, and others having business dealings with the Business. Without limiting the generality of the foregoing, unless Seller acts with the written consent of Buyer or except as otherwise specifically contemplated by this Agreement, Seller shall not, with respect to the Business, between the date of this Agreement and the Closing, take any of the actions set forth in Section 3.1.2.C(i) through (xxi) hereof.

                           4.1.3 Notices and Consents. Prior to the Closing
Date, Seller shall exercise commercially reasonable efforts to obtain, in form satisfactory to Buyer, Required Consents which are required to be obtained to transfer the Acquired Assets and shall give all notices which are required to be given, in either event, in order to consummate the transactions provided for herein. As each is given or obtained, Seller shall promptly deliver a copy of such instrument to Buyer.

                           4.1.4 Discharge of Encumbrances. Seller shall
exercise commercially reasonable efforts to cause all Encumbrances relating to the Acquired Assets to be satisfied, terminated and discharged on or prior to the Closing Date (except for the Permitted Encumbrances) and evidence reasonably satisfactory to Buyer and its counsel of such satisfaction, termination and discharge shall be delivered to Buyer at or prior to the Closing.

                           4.1.5 Supplemental Disclosure. Seller shall have the
continuing obligation up to and including the Closing Date to supplement promptly or amend the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth on the Schedules; provided, however, that for purposes of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by Buyer.

                           4.1.6 Other Transactions. So long as this Agreement
is in effect, Seller shall deal exclusively and in good faith with Buyer with regard to the sale of the Acquired Assets to Buyer, and Seller, the Stockholder and their respective Affiliates will not, directly or indirectly, solicit, initiate, encourage the submission of or provide any information or other assistance to, any party other than Buyer relating to the acquisition of the Acquired Assets (including any acquisition structured as a merger, consolidation or share exchange). If, notwithstanding the foregoing, Seller, the Stockholder or any of their respective Affiliates shall receive any acquisition proposal or inquiry from any other party, such person shall promptly inform Buyer thereof.

                           4.1.7 Preparation for Closing. Seller, the
Stockholder and Buyer each agree to use their all commercially reasonable efforts to bring about the fulfillment of the conditions precedent to Closing contained in this Agreement.

                           4.1.8 Notice of Breaches. The Seller and the
Stockholder will notify Buyer promptly of any breaches or violations by the Seller or the Stockholder, whether intentional or unintentional, of the representations, warranties, covenants or other terms, conditions or restrictions of this Agreement applicable to the Seller or the Stockholder, respectively. If, prior to the Closing Date, Buyer has actual knowledge that Seller or the Stockholder have breached any of the representations and warranties contained in Section 3.1, then Buyer shall promptly notify Seller of the breach, provided, however, such notice, or Buyer's failure to give such notice, will not constitute a waiver of such breach or in any way affect or impair Buyer's right to seek indemnification or to pursue other rights and remedies which may be available to Buyer under this Agreement for such breach except to the extent that Seller is prejudiced thereby.

                           4.1.9 Insurance. Seller shall keep in effect and
maintain through the Closing Date all of its insurance policies covering the Acquired Assets and the Business.

                           4.1.10 Intellectual Property. Seller shall keep in
effect and maintain through the Closing Date all of its pending and issued or granted Intellectual Property.

                           4.1.11 Bulk Sales Laws. Each party hereto hereby
waives compliance by Seller or Buyer, as the case may be, with the provisions of any applicable "bulk sales," "bulk transfer," "tax bulk transfer" or similar laws of any state.

                           4.1.12 Hart-Scott-Rodino Filing. As soon as
practicable, each of Buyer and Seller shall make the filings required to be made by such party under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"). Buyer shall pay the filing fee required under the HSR Act.

                           4.1.13 Real Estate Transfer Expenses. The cost of a
commitment for an ALTA (or local equivalent) owner's extended coverage policy of title insurance together with any survey costs (including, without limitation, survey costs incurred in connection with the subdivision of the Real Property and the preparation of the Road Easement and Retention Pond Easement attached hereto as Exhibit E and Exhibit F respectively) incurred in connection with the transfer of the Real Property to Buyer shall be paid by Seller. All escrow fees, recording fees and the title insurance premium incurred in connection with the transfer of the Real Property to Buyer shall be paid by Buyer.

                  4.2 COVENANTS CONTINUING BEYOND CLOSING.

                           4.2.1 Expenses of Transaction. Except as otherwise
explicitly set forth in this Agreement, Seller and the Stockholder shall bear all of their respective expenses incurred in connection with this Agreement and the transactions contemplated thereby, and Buyer shall bear all of its expenses incurred in connection with this Agreement and the transactions contemplated thereby. Such expenses shall include, without limitation, legal, accounting, investment advisor fees and travel expenses.

                           4.2.2 Non-Competition/Confidentiality. Seller and the
Stockholder acknowledge that success of the Business after the Closing Date will depend upon both the absence of competition from Seller and the Stockholder and the continued preservation of the Confidential Information relating to the Business, that an absence of such competition and the preservation of the confidentiality of such information is an essential premise of the bargain between and among Seller, the Stockholder and Buyer, and that Buyer would be unwilling to enter into this

Agreement in the absence of this Section 4.2.2. Accordingly, at Closing, the Seller and the Stockholder agree as follows:

                                    (a) Confidentiality. Neither Seller or the
         Stockholder shall, at any time before or after the Closing Date, directly or indirectly, without the prior written consent of Buyer, disclose, disseminate, publish, reproduce or otherwise make available, or use in any way harmful to the Business, Buyer or Buyer's Affiliates, any Confidential Information involving or relating to the Business. Seller and the Stockholder shall cause each of their respective Affiliates to comply with the provisions contained in this paragraph and Seller and the Stockholder shall be jointly and severally liable for any breach of this paragraph by such Affiliates.

                                    (b) Agreement Not to Compete. Neither Seller
         or the Stockholder shall, for a period of five (5) years from the date hereof, anywhere in the United States where the Business currently sells its products, and anywhere in the United States east of the Mississippi river:

                                             (i) engage or participate, directly
                  or indirectly, in the manufacture, sale and/or distribution of fibercement products;

                                             (ii) become interested (as owner,
                  stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any portion of the business of any Person where such portion of such business, directly or indirectly, involves the manufacture, sale and/or distribution of fibercement products;

                                             (iii) in connection with the
                  manufacture, sale and/or distribution of fibercement products, solicit, cause to be solicited, aid in the solicitation of, call on or transact or engage in any direct or indirect business activity with, any actual or prospective customer, independent contractor or supplier with whom Seller shall have dealt in connection with the Business at any time prior to the Closing Date; or

                                             (iv) influence or attempt to
                  influence any Person, for a purpose competitive with the Business, either (i) to terminate or modify an employment, license, consulting, supply, purchase, agency, distributorship or other arrangement with Buyer or its Affiliates, it being understood that Seller's marketing and sale of non-fibercement building materials shall not be deemed to violate this Section 4.2.2, or (ii) to employ or retain, or arrange to have any other Person employ or retain, any Person who has been employed or retained by Seller as an employee, consultant or agent of Seller at any time prior to the Closing Date, and who is then in the employ of Buyer.

Seller and the Stockholder shall cause each of their respective Affiliates to comply with the provisions contained in this Section 4.2.2.B and Seller and the Stockholder shall be jointly and severally liable for any breach of this Section by such Affiliates. Notwithstanding the foregoing, Stockholder an its Affiliates may hold not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in the Business. For the purposes of the preceding two sentences only, the definition of Affiliates shall be limited to Persons controlled by Seller or the Stockholder.

                                    (c) Remedy. The Seller and the Stockholder
         each acknowledge and agree that the rights of Buyer under this Section
         4.2.2 are of a specialized and unique character and that immediate and irreparable damage will result to Buyer and the Business if Seller or the Stockholder fails to or refuses to perform its obligations under this Section and, notwithstanding any election by Buyer to claim damages from the Seller and/or the Stockholder as a result of any such failure or refusal, Buyer may, in addition to any other remedies and damages available under this Agreement, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal.

                           4.2.3 Employees. Seller shall be responsible for and
shall comply with any and all requirements, contractual or otherwise, concerning the discharge of its employees, including, without limitation, employee benefits (including compliance with the Consolidated Omnibus Reconciliation Act of 1985, as amended (COBRA)), severance compensation, and notices required pursuant to the Worker Adjustment and Retraining Act (WARN Act). Nothing in this Agreement is intended to confer upon any employee of Seller any rights or remedies, including, without limitation, any rights of employment by Buyer, of any nature or kind whatsoever.

                           4.2.4 Transfer Taxes. Any Tax (including, without
limitation, real estate transfer taxes and sales taxes) imposed on either Seller or Buyer as a result of the consummation of the transactions contemplated hereby by any Governmental Authority shall, when finally determined to be due and payable, be split equally between Buyer and Seller.

                           4.2.5 Cooperation. Buyer and Seller agree to execute
and deliver all other instruments and take all such other actions as either party may reasonably request from time to time, following the Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to Buyer the benefits intended by such transactions. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

                           4.2.6 Additional Documents, Etc. At Closing and at
any time thereafter, Seller covenants and agrees to execute and/or file any documents of transfer, powers of attorney and assignments reasonably required in the opinion of Buyer's counsel, or to furnish testimony or documentation, if any, evidencing, without limitation, past use of the Intellectual Property, in order to perfect or protect Buyer's right, title and interest in the Acquired Assets.

                           4.2.7 Allocation of Purchase Price. For federal
income tax purposes, the Final Purchase Price as determined pursuant to Section
6.5 shall be allocated among the Acquired Assets, the Trademark License Agreement and the Non-Competition Agreement in accordance with Schedule 4.2.7. The allocation will be binding upon Buyer and Seller, and neither Buyer nor Seller shall take any position with any taxing authority which is inconsistent with such allocation.

                           4.2.8 Public Announcements. Except as required by
Law, before the Closing Date, the parties shall not make any public announcement regarding the existence of this Agreement, the contents hereof, or the transactions contemplated hereby without the prior written consent of the other parties hereto which shall not be unreasonably withheld. From the date of this Agreement, whether prior to or subsequent to the Closing Date, the Seller and the Stockholder shall not disclose the Estimated Purchase Price, the Final Purchase Price or any information regarding the financial condition or performance of Seller, except in connection with a disclosure of information (i) as required by any Law, provided, that such legally required disclosure shall be limited to the scope of information and the receiving parties required by such Law, and (ii) to financial analysts, lenders and stockholders of the Stockholder, provided, that such disclosure generally follows a script which is provided to Buyer in advance of such disclosure and further provided, that such disclosure does not disparage fibercement products, fibercement manufacturers, the fibercement industry generally or question the profitability of the fibercement industry generally.

                           4.2.9 Access to Records. Until the lapse of all
relevant statutes of limitation, each party shall continuously provide the other parties and their representatives with full access at all reasonable times, with prior written request of not less than 48 hours' notice and in a manner so as not to interfere significantly with the normal business operations, to all financial records, contracts, documents, and other records pertaining to the Business prior to the Closing Date. Such access shall be at the expense of the requesting party. Seller shall provide Buyer with all audited and/or unaudited balance sheets, related statements of income and retained earnings and statements of cash flows prepared (i) as of the Closing Date and (ii) with respect to any date or interim period after the date of this Agreement but before the Closing Date.

                           4.2.10 Satisfaction of Certain Excluded Liabilities.
Seller shall satisfy, when they become due and in accordance with their terms, all accounts payable and accrued Liabilities of Seller relating to the Business as of the Effective Time, except where such accounts payable and accrued Liabilities are contested in good faith.

                           4.2.11 Collection of Receivables. After the Closing
Date, Seller shall collect Seller's accounts receivable relating to the Business in a manner consistent with the policies and practices used by Seller in the collection of its own accounts receivable and in compliance with all applicable Laws. If any party hereto receives a payment from a third party that belongs to any other party to this Agreement, then the recipient shall promptly forward the payment (or the equivalent amount, if already deposited, together with a copy of the front of the payment check received) to such other party.

                           4.2.12 Transition Manager. Prior to the Closing Date,
Seller and Buyer agree that Buyer shall locate Don Veronie, one of Buyer's employees, in Roaring River, North Carolina for the purpose of facilitating the transition of the Acquired Assets to Buyer ("Transition Manager"). While on Company's premises, the Transition Manager shall comply with Seller's safety policies and procedures and with Seller's other standard policies and procedures governing the conduct of personnel on Seller's premises.

                           4.2.13 Sale of Excluded Inventory. Notwithstanding
Section 4.2.2, Seller may resell the Excluded Inventory to the customers listed on Schedule 4.2.13. Seller shall not resell the Excluded Inventory to any other Person without the prior written consent of Buyer, which consent may be withheld for any reason or for no reason at all.

                  4.3 COVENANTS CONCERNING EMPLOYEE MATTERS.

                           4.3.1 Solicitation of Seller Employees. As soon as
practicable after the date of this Agreement, Seller and Buyer shall make a joint announcement to all employees of Seller in the Business that Seller has signed a definitive agreement to sell the Acquired Assets to Buyer. The announcement may contain other information as the parties may mutually agree or as required by applicable Law. After such announcement, Buyer may actively solicit the employment of the employees of Seller listed on Schedule 4.3.1 ("Business Employees"). Without Seller's prior consent, until the first anniversary of the Closing Date, Buyer shall not solicit any other employees of Seller for the purposes of employment with Buyer in Buyer's fibercement siding business. Seller shall not discourage Buyer's efforts to hire and employ such Business Employees on terms acceptable to Buyer. Nothing contained in this
Section 4.3 shall prohibit Buyer from soliciting the employment of Business Employees after the Effective Time.

                           4.3.2 Transferred Business Employees. Prior to the
Closing Date, Buyer will advise Seller as to those Business Employees to whom Buyer intends to make offers of employment. Those Business Employees to whom Buyer offers employment and who accept Buyer's offer of employment shall become employees of Buyer as of the Effective Time, provided that such employees have satisfied all of Buyer's policies and requirements concerning newly hired employees, including, without limitation, drug testing (the "Transferred Business Employees"). In the event that any such Business Employee declines Buyer's offer of employment, such employee will continue to be an employee of Seller as of the Closing Date. Prior to the Closing Date, Seller shall give Buyer reasonable access to Seller's files, records and personnel relevant to Buyer's decision regarding making offers of employment to the Business Employees and shall permit Buyer to conduct pre-employment screening in accordance with Buyer's policies, including the drug testing referred to above. Until the third anniversary of the Closing Date, Seller shall not solicit or hire any Transferred Business Employee, unless such Transferred Business Employee has been laid off by Buyer. For the purposes of this Agreement, Business Employees who accept employment with Buyer after the Effective Time but before the first anniversary of the Closing Date shall also be considered Transferred Business Employees.

                           4.3.3 Stay-Pay Bonus for Hourly Employees. Upon the
first anniversary of the Closing Date, each hourly Transferred Business Employee accepting employment with Buyer as of the Effective Time shall receive a one-time, lump sum Two Thousand Dollar ($2,000) cash bonus, provided that such Transferred Business Employee has remained continuously employed by Buyer from the Closing Date until the first anniversary of the Closing Date. Upon the first anniversary of the Closing Date, each hourly Transferred Business Employee accepting employment with Buyer after the Effective Time but before the first anniversary of the Closing Date shall receive a one-time, lump sum cash bonus, in an amount equal to Two Thousand Dollars ($2,000) pro rated for the portion of such year that such Business Employee is employed by Buyer, provided that such Transferred Business Employee has remained continuously employed by Buyer from the date he or she is hired until the first anniversary of the Closing Date. Seller shall reimburse Buyer for fifty percent (50%) of the cost of such bonus for all Transferred Business Employees ("Reimbursement Amount"). At least five
(5) days prior to the first anniversary of the Closing Date, Buyer shall notify Seller, by name, of the hourly Transferred Business Employees who are expected to qualify for the bonus and the amount of such bonus for each such employee. Within two (2) business days after the first anniversary of the Closing Date, Seller shall pay to Buyer an amount equal to the Reimbursement Amount.

                           4.3.4 Benefits. Buyer shall not assume Liabilities
associated with any Benefit Arrangement applicable to employees of Seller, including, without limitation, Transferred Business Employees and former employees of Seller.

                           4.3.5 Pension Benefits Not Assumed. Buyer shall not
assume any Liabilities with respect to employees of Seller, including, without limitation, Transferred Business Employees and former employees of Seller, under the ABTco, Inc. Retirement Plan. ("Seller's Pension Plan"). The Seller shall vest all Transferred Business Employees in their accrued benefits under Seller's Pension Plan as of the Effective Time in accordance with the provisions of Seller's Pension Plan and shall maintain Seller's Pension Plan on a frozen basis with respect to such Transferred Business Employees, with no benefits accruing to the Transferred Business Employees after the Effective Time. All benefits under Seller's Pension Plan shall be paid to the Transferred Business Employees in accordance with the terms of the frozen plan.

                           4.3.6 Thrift Plan. Buyer shall not assume any
Liabilities with respect to employees of Seller, including, without limitation, Transferred Business Employees and former employees of Seller, under the ABTCO Tax

Reduction Retirement Income Plan (401-k) ("Seller's Savings Plan"). As soon as practicable after the Closing Date, the Buyer shall enroll the Transferred Business Employees in the CertainTeed Corporation Thrift Plan for Salaried Employees or the CertainTeed Corporation Thrift Plan for Non-Union Hourly Employees, as applicable, ("Buyer's Savings Plan"). With respect to the Transferred Business Employees, service with Seller shall be recognized as service with Buyer for purposes of participation and matching contributions under Buyer's Savings Plan. Seller shall give the Transferred Business Employees the option of transferring their account balances under Seller's Savings Plan to Buyer's Savings Plan pursuant to the terms of Seller's Savings Plan and Buyer's Savings Plan.

                                    ARTICLE 5

                                 INDEMNIFICATION

                  5.1 INDEMNIFICATION OF BUYER. Subject to the limitations hereinafter set forth, following the Closing Seller and the Stockholder (each in its capacity as indemnifying party, an "Indemnitor") hereby agrees jointly and severally to indemnify, defend and hold harmless Buyer (in its capacity as indemnified party, an "Indemnitee") from, against and in respect of any Losses arising from or related to:

                                    (i) any breach or inaccuracy in any
                  representation or warranty of Seller or the Stockholder as set forth herein, as of the date hereof or as of the Closing Date (as such representation or warranty would read if all qualifications as to materiality were deleted from it);

                                    (ii) the failure of Seller or the
                  Stockholder to perform any covenant or agreement hereunder to be performed by it or them;

                                    (iii)any or all of the Excluded Liabilities;
                  or

                                    (iv) Seller's or Buyer's failure to comply
                  with any applicable bulk sales, bulk transfer or tax bulk transfer laws or similar laws.

                  5.2 INDEMNIFICATION OF SELLER AND THE STOCKHOLDER. Buyer (in its capacity as indemnifying party, an "Indemnitor") hereby agrees to indemnify, defend and hold harmless Seller and the Stockholder (each in its capacity as indemnified party, an "Indemnitee") from, against and in respect of any Losses arising from or related to:

                                    (i) any breach or inaccuracy in any
                  representation or warranty by Buyer as set forth herein, as of the date hereof or as of the Closing Date (as such representation or warranty would read if all qualifications as to materiality were deleted from it);

                                    (ii) the failure of Buyer to perform any
                  covenant or agreement hereunder to be performed by it;

                                    (iii) Buyer's failure to pay or otherwise
                  discharge any or all of the Assumed Liabilities; or

                                    (iv) the presence of any of the Transition
                  Manager on the Real Property where such Losses are attributable to: (a) the negligence or willful misconduct of the Transition Manger; or (b) bodily injury, sickness, disease or death (including without limitation bodily injury, sickness, disease or death of the employees of Buyer or Seller), or to damage to or destruction of tangible property; provided that Buyer shall not be liable for Losses caused by the negligence or willful misconduct of the Indemnitees.

                  5.3 LIMITATIONS ON INDEMNIFICATION RIGHTS.

                           5.3.1 Temporal Limitations. Notwithstanding the
foregoing, no claims may be made or suit instituted under any provision of this
Article 5 after the second anniversary of the Closing Date, except for:

                                    (i) the representations and warranties
                  contained in Sections 3.1.3.A (Title), 3.1.5 (Environmental), and 3.1.7.B (Tax Compliance) which shall all survive the execution and delivery of this Agreement and the Closing until the fifth anniversary of the Closing Date; and

                                    (ii) Reserved Claims which shall survive
                  indefinitely. The term "Reserved Claims" shall mean all claims
                  (i) as to which the Indemnitee has given any Indemnitor notice prior to the expiration of the applicable survival period, or
                  (ii) based upon fraud or intentional misrepresentation on the part of the Indemnitor at or prior to Closing.

                           5.3.2  Dollar Limitations.

                                    (a) The Seller and the Stockholders shall
                  not be liable to the Buyer for indemnification hereunder until the Section 5.1 Losses of Buyer in the aggregate exceed $100,000 and then only to the extent that such Losses exceed that amount and individual claims exceed $10,000. In determining whether the $100,000 threshold has been met, all indemnifiable Losses shall be included, regardless of the $10,000 per claim limitation.

                                    (b) The Buyer shall not be liable to the
                  Seller or the Stockholders, for indemnification hereunder until the Section 5.2 Losses of Seller and the Stockholders in the aggregate exceed $100,000 and then only to the extent that such Losses exceed that amount and individual claims exceed $10,000. In determining whether the $100,000 threshold has been met, all indemnifiable Losses shall be included, regardless of the $10,000 per claim limitation.

                                    (c) The total amount payable pursuant to
                  this Article 5 by Seller and the Stockholders with respect to all Indemnification Claims brought by Buyer hereunder shall not exceed $10,000,000.

                                    (d) The total amount payable pursuant to
                  this Article 5 by Buyer with respect to all Indemnification Claims brought by Seller and/or the Stockholders hereunder shall not exceed $10,000,000.

                                    (e) Notwithstanding anything to the contrary
                  in this Section 5.3.2 or elsewhere in this Agreement, the limitations set forth in this Section 5.3.2 shall not apply to Indemnification Claims based upon fraud or intentional misrepresentation on the part of the Indemnitor or upon Seller's failure to give any required notice under the WARN Act pursuant to Section 4.2.3.

                           5.3.3 Sole Remedy. The indemnification remedy
provided in this Article 5 shall be Buyer's sole remedy for breaches of the representations and warranties of Seller and the Stockholder, except that this
Section 5.3.3 shall not limit or restrict Buyer's ability to obtain injunctive or equitable relief in connection with enforcing Seller's and/or the Stockholder's obligations hereunder.

                  5.4 PROCEDURES FOR INDEMNIFICATION. A claim for indemnification hereunder ("Indemnification Claim") shall be made by the Indemnitee by delivery of a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of the Losses incurred (if known) or to be incurred and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim. If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 5.4.2 hereof shall be observed by the Indemnitee and the Indemnitor.

                           5.4.1 General Claims. If the Indemnification Claim
involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor. If an objection is timely made by the Indemnitor, then the Indemnitee and the Indemnitor shall negotiate in good faith for a period of sixty (60) days from the date (such period is hereinafter referred to as the "Negotiation Period") the Indemnitee receives such objection prior to commencing any formal legal action, suit or proceeding with respect to such Indemnification Claim, provided that the Indemnitee may file an Action during such sixty day period if such Indemnification Claim would otherwise be subject to dismissal for failure to file within applicable statutes of limitation.

                           5.4.2 Defense of Third Party Claims. Should any claim
be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against the Indemnitee which, if prosecuted successfully, would be a matter for which the Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                                    (i) The Indemnitee shall give the Indemnitor
         prompt written notice of such claim (provided that the failure to give prompt notice shall discharge the Indemnitor from its obligations under this Article 5 only to the extent that the Indemnitor's ability to defend such claim is prejudiced thereby).

                                    (ii) The Indemnitor shall have fifteen (15)
         days from receipt of the Indemnification Claim (the "Notice Period") to notify the Indemnitee, whether or not the Indemnitor disputes its liability to the Indemnitee with respect to such claim, and notwithstanding any such dispute, whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such claim.

                                    (iii) If the Indemnitor does not elect to
         assume the defense of such claim, the Indemnitee may engage counsel of its choosing and proceed to defend the claim and reserve its right to recover its Losses from the Indemnitor if the Indemnitor wrongfully refused to defend such claim.

                                    (iv) If the Indemnitor notifies the
         Indemnitee that it elects to assume the defense of such claim, it shall engage counsel of its own choosing reasonably satisfactory to the Indemnitee. Further in such case, the Indemnitee may elect to retain independent counsel and participate with respect to such claim; provided, however, that the fees and expenses of such counsel incurred after the Indemnitee has been so notified by the Indemnitor that it will assume the defense shall be borne solely by the Indemnitee. No settlement or compromise of any Indemnification Claim which may result in Losses for which the Indemnitee may be liable may be made by the Indemnitor without the prior written consent of the Indemnitee (which shall not unreasonably be withheld or delayed) unless (a) prior to such settlement or compromise an insurer and/or the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses, and (b) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the Indemnitor or an insurer will in fact pay such amount and expenses. The Indemnitor shall not be entitled to assume the defense of any claim
         (x) brought by or on behalf of the Indemnitor or (y) as to which the Indemnitee's counsel shall have determined, as set forth in clause (v) below, that there may be a conflict of interest as a result thereof.

                                    (v) Notwithstanding the assumption by the
         Indemnitor of the defense of any claim, the Indemnitee shall be entitled to indemnification under this Section for fees and expenses incurred in the defense of such claim if (a) such indemnification is otherwise authorized by the Indemnitor; (b) such Indemnitee's counsel shall have reasonably determined and notified the Indemnitor in writing that there may be a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such claim; or (c) the Indemnitor shall not in fact have employed counsel to assume the defense of such claim within fifteen (15) days after the Indemnitor has received written notice of such claim from the Indemnitee.

                                    (vi) Except where the Indemnitor (a) timely
         elects to defend the Indemnitee against such claim or demand (in which case Section 5.4.2.(iv) shall govern), or (b) the Indemnitor disputes its liability in a timely manner under this Section 5.4., the Indemnitor shall be conclusively liable for the amount of any such claim or defense.

                                    (vii) The Indemnitee and Indemnitor shall
         cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor and/or its counsel, such employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

                           5.4.3 Payment. If the Indemnitor acknowledges its
obligation to Indemnitee for Losses in connection with any Indemnification Claim, payments of such Losses shall be paid to the Indemnitee within ten (10) days following the quantification of the Losses. Any amounts not paid within such ten day period shall bear interest at the rate specified below from the due date. If the Indemnitor disputes its obligation to Indemnitee for Losses in connection with any Indemnification Claim, the Indemnitor shall not be required to make any payment to the Indemnitee for such Losses, unless and until it is determined pursuant to the dispute resolution provisions contained in this Agreement that the Indemnitor is obligated to make payment to the Indemnitee with respect to such Losses. Upon such determination, payment for such Losses shall be made to the Indemnitee within ten (10) days following such determination, together with interest from the date the Indemnitee originally requested payment with respect to such Indemnification Claim. For the purposes of this Section, interest shall be calculated at a rate equal to two percent (2%) above the rate announced from time to time by Buyer's principal lender as its prime rate.

                  5.5 SPECIAL REFERENCES. Solely for purposes of Sections 5.1. and 5.2., references to Buyer and Seller as "Indemnitees" shall be deemed to include their respective Affiliates and the officers, directors, employees, agents, attorneys and representatives of Buyer and Seller and their respective Affiliates.

                                    ARTICLE 6

                                     CLOSING

                  6.1 COMPLETION OF PHYSICAL INVENTORY. Within seven (7) days prior to the Closing Date, Buyer and Seller shall jointly conduct a physical count of the Inventory which amount shall be adjusted after the Closing Date to reflect actual sales, production of finished goods, purchase of raw materials and other transactions prior to the Effective Time using standard accounting cutoff procedures to arrive at a value which shall be deemed the physical inventory as of the Closing Date ("Physical Inventory").

                  6.2 DATE, TIME AND LOCATION. The closing under this Agreement (the "Closing") shall take place at the offices of Parker Poe Adams & Bernstein L.L.P. in Charlotte, North Carolina at 9:00 a.m. E.S.T. on January 28, 1999 or such other date, time or place as may be mutually agreed upon by the parties hereto (the "Closing Date"). The effective time of the Closing shall be at 11:59 p.m. E.S.T. on January 28, 1999 ("Effective Time").

                  6.3 TRANSFER AND ASSIGNMENT OF ACQUIRED ASSETS; PRORATIONS.

                           6.3.1 Transfer and Assignment of Acquired Assets. On
the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller shall convey, transfer, assign and deliver to Buyer all of the Acquired Assets free and clear of any Encumbrances, except the Permitted Encumbrances. The form of the deeds, assignments, the bill of sale, easements, seller's certificates and FIRPTA affidavits for the Acquired Assets, and all other documents of transfer shall be in a form reasonably satisfactory to Buyer and as reasonably deemed necessary by Buyer in order to perfect Buyer's right, title and interest therein. Delivery of such transfer documents shall be made against delivery of the Estimated Purchase Price, in accordance with the terms of this Agreement.

                           6.3.2 Prorations. All real property Taxes,
assessments, rental payments, utilities, and other similar expenses of or relating to the Real Property shall be prorated on a calendar year basis between Buyer and Seller as of the Closing Date. Amounts due Buyer and Seller as a result of the application of this proration procedure shall be offset against each other and the resulting balance shall be taken into account in determining the Estimated Purchase Price. If any statement or invoice necessary to make the foregoing determination has not yet been received and the amount due thereunder is not otherwise ascertainable, then proration and payment therefor shall be deferred until such statement or invoice has been received.

                  6.4 ESTIMATED PURCHASE PRICE.

                           6.4.1 Calculation of Estimated Purchase Price. Not
later than ten (10) days prior to the Closing Date, Buyer shall furnish to Seller Buyer's best estimate of the Final Purchase Price (the "Estimated Purchase Price"). The Estimated Purchase Price shall be determined by Buyer by calculating the sum of FORTY-THREE MILLION, FIVE HUNDRED THOUSAND DOLLARS ($43,500,000) plus the estimated Inventory Value as of the Closing Date.

                           6.4.2 Payment of Estimated Purchase Price. The
Estimated Purchase Price shall be paid to Seller on the Closing Date by wire transfer in immediately available funds to an account designated by Seller to Buyer in writing at least five (5) days prior to Closing.

                  6.5 PURCHASE PRICE ADJUSTMENT. If the Final Purchase Price calculated using the results of the Physical Inventory is greater than the Estimated Purchase Price, then Buyer shall pay the difference between such amounts to Seller. If the Final Purchase Price is less than the Estimated Purchase Price, then Seller shall pay the difference between such amounts to Buyer. Such payment shall be made by wire transfer in immediately available funds to an account designated by the recipient. The payment of the Purchase Price Adjustment shall be made within ten (10) days following the final determination of the Physical Inventory. In order to determine the Physical Inventory, within ten (10) days following the Closing Date, Seller shall cause the Physical Inventory to be calculated and such calculation shall be delivered to Buyer. Within thirty (10) days of Buyer's receipt of Seller's calculation of Physical Inventory, Buyer shall, in writing, either (i) advise Seller that Buyer agrees with Seller's calculation of the Physical Inventory; or (ii) advise Seller, in reasonable detail, of the nature and extent of any disagreement with Seller's calculation of the Physical Inventory. If, after good faith negotiations, Buyer and Seller are unable to resolve any such disagreement within ten (10) days after Buyer's notice to Seller, the parties shall submit the determination of any disputed items to a national certified public accounting firm reasonably acceptable to both parties (the "Accounting Arbitrator"). The Accounting Arbitrator shall determine which of the positions asserted, either that asserted by Buyer or Seller is correct. The Accounting Arbitrator's decision on the disputed items shall be final and binding on the parties and shall not be appealable to any court. Each party shall bear the fees and expenses of its own representatives in connection with the determination of the Physical Inventory, and shall share equally the fees and expense of the Accounting Arbitrator.

                  6.6 CONDITIONS TO BUYER'S OBLIGATION TO CLOSE. The obligations of Buyer under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, compliance with which, or the occurrence of which, may be waived in writing, in whole or in part, by Buyer:

                           6.6.1 Representations, Warranties and Covenants.

                                    (a) Continued Accuracy of Representations
         and Warranties. All representations and warranties of Seller and the Stockholder contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on and as of the Closing Date except for such inaccuracies as, individually or in the aggregate, do not have a material adverse effect on the Business or the Acquired Assets. Notwithstanding the preceding sentence, the fact that Buyer may be obligated to proceed with the transaction despite an immaterial breach of the representations and warranties by Seller and the Stockholder shall not affect or impair Buyer's right to seek indemnification or to pursue other rights and remedies available to Buyer under Section 5.3.3 of this Agreement for such breach, and any determination of materiality or immateriality made for purposes of this Section shall not affect any determination of materiality, in any form, required to interpret any other provision of this Agreement.

                                    (b) Performance of Agreements. Seller and
         the Stockholder shall have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

                                    (c) Seller's Certificates. The Seller and
         the Stockholder shall furnish to Buyer a certificate (or certificates) signed by Seller and the Stockholder, and dated the Closing Date, to the effect that the conditions specified in Sections 6.6.1.A and 6.6.1.B hereof have been satisfied.

                           6.6.2 Good Standing Certificate. At Closing Seller
will provide to Buyer a certificate of good standing dated on or about the Closing Date stating that Seller is a corporation in good standing under the laws of the State of Delaware.

                           6.6.3 Opinion of Counsel to Seller and the
Stockholder. Seller and the Stockholder shall have furnished Buyer with a favorable opinion of Brownstein Hyatt Farber & Strickland, P.C. or other counsel acceptable to Buyer, dated the Closing Date and in the form attached hereto as Exhibit A.

                           6.6.4 Bill of Sale. Seller shall have executed and
delivered to Buyer a bill of sale evidencing the transfer to Buyer of title to the Acquired Assets free and clear of any Encumbrances, except the Permitted Encumbrances.

                           6.6.5 Contract and Lease Assignments. Seller shall
have furnished valid assignments to Buyer of all of the Assumed Contracts, including, without limitation, the Personal Property Leases. With respect to the Personal Property Leases, such assignment shall be at no cost to Buyer and Seller shall have obtained any and all consents required for such assignments, with no change in rent or other terms, except in accordance with the terms of such Personal Property Leases.

                           6.6.6 Required Consents. Seller shall have furnished
Buyer all Required Consents, in form and substance satisfactory to Buyer, in order to permit consummation of the transactions contemplated by this Agreement.

                           6.6.7 Termination Statements and Releases of
Encumbrances. Seller shall have delivered to Buyer duly executed termination statements under the Uniform Commercial Code which, when filed with the appropriate Governmental Authorities, will terminate all financing statements on the Acquired Assets, other than the Permitted Encumbrances.

                           6.6.8 Real Property. Buyer, at Seller's expense,
shall have received the following for the Real Property:

                                    (a) Title Insurance Commitment. A commitment
         for an ALTA owner's extended coverage policy of title insurance issued by a title company satisfactory to Buyer and dated the Closing Date committing to insure title to such Real Property in an amount at least equal to the allocated portion of the Final Purchase Price applicable thereto and free and clear of all Encumbrances and other exceptions to or exclusions from coverage, other than the Permitted Encumbrances and other standard exceptions approved by Buyer. With respect to the standard exceptions referenced in the preceding sentence such approval by Buyer shall not be unreasonably withheld. Without limiting the foregoing, no such title insurance policy shall create an exception for or exclusion from the coverage of such policy or from the liability of the title company on account of acts or omissions of Seller or facts known to the insured (or to its or their current or former directors, stockholders, partners, officers, agents or employees) where such acts or omissions occurred prior to the Closing Date. Each such title insurance policy shall contain, where obtainable in the particular jurisdiction, ALTA zoning, completed structure 3.1, ALTA Form 9 (comprehensive), survey, contiguity (where appropriate), nonimputation and public-street access endorsements and otherwise be in form and substance reasonably satisfactory to Buyer.

                                    (b) Survey. A survey of such Real Property,
         dated no earlier than six months prior to the date hereof, prepared in insurable form in accordance with ALTA land survey standards. Each survey shall be certified to Buyer and the title company and shall show
         (i) the courses and distances of all boundary lines of the Real Property (including appurtenant easements), (ii) the location of all improvements situated on or above such parcel and on or above any easements or rights of way affecting the Real Property, (iii) all encroachments of adjoining improvements onto such Real Property, (iv) all encroachments of improvements onto any adjoining property, (v) the location of all easements and other rights burdening and/or benefiting the Real Property and all encroachments of improvements onto the areas of such easements, (vi) the location of all roadways, alleys, rights of way and the like affecting the Real Property, (vii) all accessways from the Real Property to public streets and (viii) such other facts and conditions affecting the Real Property as are appropriate, or as may have been reasonably requested by Buyer, to be shown on such survey. Each such survey shall otherwise be in form and substance reasonably satisfactory to Buyer.

                                    (c) Deed and other Documents. Seller shall
         have executed and delivered to Buyer: (i) a recordable North Carolina Bar Association Form Special Warranty Deed conveying title to the Real Property to Buyer; (ii) an affidavit contemplated by the Foreign Investment in Real Property Tax Act that the Seller is not a "foreign person" as defined thereby; (iii) form NC 1099NRS with respect to the Seller in such form as is reasonably acceptable to Buyer; and (iv) an owner's affidavit acceptable in form and substance to the title company and Buyer.

                                    (d) Subordination Agreement. Seller shall
         have delivered to Buyer a subordination agreement(s), executed and delivered by each Person with a mortgage or deed of trust with respect to that portion of the Real Property which is the subject of the Road Easement Agreement or the Retention Pond Easement referenced in Sections 6.6.14 and 6.6.15 hereof, respectively, which subordination agreement will subordinate such Person's lien on the Real Property to Buyer's rights under such easements and will otherwise be acceptable in form and substance to Buyer.

                           6.6.9 Legality; Governmental Authorization;
Litigation. Buyer's purchase of and payment for the Acquired Assets, and Buyer's purchase or any payment for Seller's and the Stockholder's covenants not to compete shall not be prohibited by any Law. The Required Consents and all necessary consents, approvals, orders and authorizations of, or registrations, declarations and filings with, any Governmental Authority with respect to any of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect. No action or proceeding shall have been instituted prior to or at the Closing Date before any court, arbitrator or other Governmental Authority, or instituted or threatened by any court, arbitrator or other Governmental Authority pertaining to the purchase by Buyer of the Acquired Assets, the covenant not to compete of Seller or the Stockholder or the enforcement of this Agreement, the result of which could prevent or render illegal the consummation of same or which could have a material adverse effect on the business, operations, assets, prospects or condition, financial or otherwise, of the Business, or as a result of the consummation of the transactions contemplated hereby, of Buyer.

                           6.6.10 Hart-Scott-Rodino Waiting Period. Either the
applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated or the acquisition shall have been approved by the U.S. government; provided, however, if such approval is conditioned on the subsequent divestiture by Buyer of one or more parts of the Business or Buyer's business, Buyer shall have agreed to such conditions in its sole discretion.

                           6.6.11 Technology Transfer and Services Agreement.
Buyer and Seller shall have executed and delivered the Technology Transfer and Services Agreement in the form attached hereto as Exhibit B.

                           6.6.12 Priming Services Agreement. Buyer and Seller
shall have executed and delivered the Priming Services Agreement in the form attached hereto as Exhibit C.

                           6.6.13 Trademark License Agreement. Buyer and Seller
shall have executed and delivered the Trademark License Agreement in the form attached hereto as Exhibit D.

                           6.6.14 Road Easement Agreement. Buyer and Seller
shall have executed and delivered the Road Easement Agreement in the form attached hereto as Exhibit E.

                           6.6.15 Retention Pond Easement and Shared Water
Agreement. Buyer and Seller shall have executed and delivered the Retention Pond Easement and Shared Water Agreement in the form attached hereto as Exhibit F.

                           6.6.16 Land Lease Option. Buyer and Seller shall have
entered into a long term lease option, with respect to the lease of the approximately 5 acre parcel of real property adjacent to the Real Property to the West and located between the Real Property and the retention pond owned by Seller.

                           6.6.17 Certificates of Title. Seller shall have
executed and delivered all certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Acquired Assets for which a certificate of title or origin is required in order to transfer title.

                           6.6.18 Other Documents. Seller shall have executed
and delivered to Buyer such other documents, bills of sale, assignments and other instruments of transfer or conveyance as may be necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Acquired Assets to Buyer or as reasonably requested by Buyer or its title company.

                           6.6.19 Permits. Buyer shall have obtained all
federal, state and local permits, authorizations, franchises, licenses, registrations, qualifications, consents, approvals and waivers which are required under any applicable Law, in order for Buyer (i) to utilize in full its rights under the Retention Pond Easement and Shared Water Agreement as contemplated by Section 6.6.15 and (ii) to own and operate immediately after the Effective Time the Acquired Assets and the Business as currently owned and operated.

                           6.6.20 Sales Representative Agreement. Buyer and
Seller shall have executed and delivered the Sales Representative Agreement in the form of attached hereto as Exhibit G.

                           6.6.21 Assignment of Financing Statements. Seller
shall have delivered to Buyer UCC-3 assignments of any financing statements filed with respect to the Inventory (other than Inventory located on the Real Property) including, without limitation, those filed for information purposes only.

                  6.7 CONDITIONS TO SELLER'S AND THE STOCKHOLDER'S OBLIGATION TO CLOSE. The respective obligations of Seller and the Stockholder hereunder are subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, compliance with which, or the occurrence of which, may be waived, in writing, in whole or in part by Seller or the Stockholder, respectively.

                           6.7.1 Representations, Warranties and Covenants.

                                    (a) Continued Accuracy of Representations
         and Warranties. All representations and warranties of Buyer contained in this

         Agreement shall be true in all respects as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

                                    (b) Performance of Agreements. Buyer shall
         have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

                                    (c) Buyer's Certificate. The Buyer shall
         furnish to Seller a certificate signed by Buyer, and dated the Closing Date, to the effect that the conditions specified in Sections 6.7.1.A and 6.7.1.B hereof have been satisfied.

                           6.7.2 Absence of Litigation. No action or proceeding
shall have been instituted prior to or at the Closing Date before any court, arbitrator or other Governmental Authority, or instituted or threatened by any public authority, pertaining to the purchase by Buyer of the Acquired Assets, the results of which could prevent or make illegal the consummation of such purchase.

                           6.7.3 Hart-Scott-Rodino Waiting Period. Either the
applicable waiting period, including any extension thereof, under the HSR Act shall have expired or the acquisition shall have been approved by the U.S. government; provided, however, if such approval is conditioned on the subsequent divestiture by Buyer of one or more parts of the Business or Buyer's business, Buyer shall have agreed to such conditions in its sole discretion.

                           6.7.4 Technology Transfer and Services Agreement.
Buyer and Seller shall have executed and delivered the Technology Transfer and Services Agreement in the form of attached hereto as Exhibit B.

                           6.7.5 Priming Services Agreement. Buyer and Seller
shall have executed and delivered the Priming Services Agreement in the form of attached hereto as Exhibit C.

                           6.7.6 Trademark License Agreement. Buyer and Seller
shall have executed and delivered the Trademark License Agreement in the form of attached hereto as Exhibit D.

                           6.7.7 Road Easement Agreement. Buyer and Seller shall
have executed and delivered the Road Easement Agreement in the form of attached hereto as Exhibit E.

                           6.7.8 Retention Pond Easement and Shared Water
Agreement. Buyer and Seller shall have executed and delivered the Retention Pond Easement and Shared Water Agreement in the form of attached hereto as Exhibit F.

                                    ARTICLE 7

                                  TERMINATION.

                  7.1 GROUNDS FOR TERMINATION. Notwithstanding any contrary provision contained herein, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                           (i) by mutual written agreement of Seller and Buyer;

                           (ii) by either Seller or Buyer, immediately, upon notice to the other party, if the Closing shall not have been consummated on or before February 28, 1999, provided, however, that no party shall be entitled to terminate this Agreement if the failure of the Closing to occur shall be attributable to such party's breach of this Agreement.

                           (iii) by either Seller or Buyer, immediately, upon notice to the other party, if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                           (iv) by Buyer, upon notice of such termination to the other parties, if the Seller and/or the Stockholder have breached, in any material respect, any representation, warranty or covenant contained in this agreement, and the breach has continued for a period of thirty (30) days after notice of the breach is received by the other parties; or

                           (v) by Seller, upon notice of such termination to Buyer, if the Buyer has breached, in any material respect, any representation, warranty or covenant contained in this Agreement, and the breach has continued for a period of thirty (30) days after notice of the breach is received by Buyer.

                  7.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 7.1, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, member, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful and deliberate failure of any party to fulfill a condition to the performance of the obligations of any other party, or the willful and deliberate failure to perform a covenant of this Agreement or willful and deliberate breach by any party to this Agreement of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such failure or breach.

                                    ARTICLE 8

                          DISPUTE RESOLUTION / REMEDIES

                  8.1 DISPUTE RESOLUTION.

                           8.1.1 Mediation. In the event of any dispute,
controversy or claim between Buyer and any of the other Parties under this Agreement (a "Dispute"), other than as provided in Section 6.5, Buyer and any of the other Parties to a Dispute (the "Disputing Parties") agree (i) to negotiate in good faith so as to use their best efforts for a period of sixty (60) days to settle any Dispute between them harmoniously and without mediation or arbitration, and (ii), in the event such Dispute is not settled within such sixty (60) day period, to retain a professional mediator who shall be afforded sixty (60) days to resolve any Dispute by mediation in the Charlotte, North Carolina metropolitan area. Nothing in this Section 8.1 shall limit any right that the Parties may otherwise have to seek to obtain preliminary injunctive relief in order to preserve the status quo pending the disposition of any mediation process.

                           8.1.2 Jurisdiction. With respect to any Dispute not
resolved in accordance with Section 8.1.1 hereof, each of the Parties hereby consents to the exclusive jurisdiction of the United States District Court for the Western District of North Carolina and any court of general jurisdiction in and for the State of North Carolina (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in any such court has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity.

                           8.1.3 Dispute Resolution/Legal Fees. In the event
that legal proceedings, including mediation, are commenced in connection with this Agreement, Buyer and Seller shall share equally in the fees charged by any mediator and each Party shall pay its own attorneys' fees and other costs and expenses, including expert witness costs, incurred by it in such proceedings.

                  8.2 REMEDIES. Other than as provided in this Article 8 and
Section 5.3.3, nothing in this Agreement shall be construed to waive or otherwise limit any remedies that either party may have at law or in equity.

                                    ARTICLE 9

                    NOTICES, CONSTRUCTION AND INTERPRETATION

                  9.1 NOTICES. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be sent either by (i) certified mail, postage prepaid, return receipt requested; (ii) an overnight express courier service that provides written confirmation of delivery; or (iii) facsimile transmission with written confirmation by the sending machine or with telephone confirmation of receipt, addressed as follows:

                           If to Seller and/or
                           the Stockholder:

                           ABT Building Products Corporation
                           One Neenah Center
                           Neenah, Wisconsin 54946
                           Attn: Joseph P. O'Neill
                           Telecopy No: 920-751-0370

                           With a copy to:

                           Brownstein Hyatt Farber & Strickland, P.C.
                           Twenty-Second Floor
                           410 Seventeenth Street
                           Denver, Colorado 80202
                           Attn:  John R. Garrett, Esq.
                           Telecopy No:  303-623-1955

                           If to Buyer:

                           CertainTeed Corporation
                           1200 Avenue G.
                           White City, OR 97503
                           Attention: Christopher J. Kliefoth
                           Telecopy No.:  541-826 5926

                           With a copy to:

                           Saint-Gobain Corporation
                           750 E. Swedesford Road
                           Valley Forge, PA  19482
                           Attention:  General Counsel
                           Telecopy No.:  610-341-7087

Any communication given in conformity with this Article, shall be deemed to be delivered on the third business day after the same is deposited in the United States Mail, on the next business day if sent by overnight courier, or on the same business day if sent by facsimile before the close of business, or the next day, if sent by facsimile after the close of business. Any party may change its address for receiving communications pursuant to this Article by giving notice of a new address in the manner provided herein.

                  9.2 ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto are hereby superseded in their entirety except as specifically provided herein.

This Agreement may only be amended or modified by a written document executed by all parties hereto.

                  9.3 WAIVER. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  9.4 HEADINGS, ETC. The Table of Contents and the Article, Section and subsection headings are included solely for convenient reference and shall not be deemed to provide an accurate description of the content of any Article, Section or subsection hereof or otherwise affect the meaning or interpretation of any of the provisions hereof.

                  9.5 SCHEDULES; ETC. Schedules and Exhibits referred to in this Agreement are an integral part of this Agreement. No information disclosed in any Schedule shall be deemed to be disclosed with respect to any other Schedule unless a cross-reference is made to another specific Schedule.

                  9.6 SEVERABILITY. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, the remainder of the terms and provisions shall be unaffected and shall remain in full force and effect, and any such invalid, void or unenforceable term or provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

                  9.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                  9.8 ASSIGNMENT. This Agreement may not be assigned by the parties hereto without the prior written consent of all of the other parties to this Agreement, except that Buyer may assign all or any of its rights (but not its obligations) hereunder to an Affiliate of Buyer without the consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns (each of which transferees, successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof).

                  9.9 NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is not intended to and shall not be construed to give any Person, other than the parties signatory hereto and their permitted assigns, any interest, claim, right or remedy (including, without limitation, any third party beneficiary rights) under, in or with respect to this Agreement except as otherwise expressly provided herein.

                  9.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of North Carolina, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

                  9.11 CONSTRUCTION OF THE AGREEMENT. Each of the parties hereto has participated in the drafting of this Agreement after appropriate consultation with counsel. Therefore, the language of this Agreement shall not be preemptively construed against any of the parties hereto.

                  9.12 NO DEFENSE. Buyer's opportunity to conduct due diligence and its decision to close based thereon shall not limit or diminish any representation, warranty, indemnity obligation or other duty of Seller, the Stockholder or their respective Affiliates hereunder. The fact that some or all of Seller's employees, may be employed by Buyer after the Closing shall not be deemed (i) to constitute or impute to Buyer any knowledge which such employee has; (ii) to relieve or diminish the liability of Seller or the Stockholder for any breach of their representations and warranties hereunder; or (iii) to relieve Seller and the Stockholder of any of their duties and obligations hereunder.

                  9.13 MATERIALITY. The parties agree that, unless specifically stated to the contrary, the dollar amounts set forth in various provisions of this Agreement, shall not affect, determine or have any bearing on the meaning of the term "material". All representations and warranties covenants and agreements made by any party in this Agreement (including all Schedules hereto) or pursuant to any document, statement, certificate or other instrument referred to herein or delivered hereunder in connection with the transactions contemplated hereby, shall be deemed to have been material and relied upon by the other parties hereto, notwithstanding any investigation made by or on behalf of any of the parties hereto, and shall survive the execution and delivery of this Agreement and the Closing.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have hereunto set their hands, as of the date first above written.


                                                  CERTAINTEED CORPORATION
Attest:

By:                                        By:
   ---------------------------                 -----------------------------
    Name: Carol M. Gray                        Name:  Bradford C. Mattson
    Title: Assistant Secretary                 Title: Executive Vice President
                                                      Exterior Building Products

                                  . ABTco, INC

Attest:

By:                                        By:
   ---------------------------                  -----------------------------
   Name:                                        Name:
   Title:                                       Title:


                                           ABT BUILDING PRODUCTS
                                             CORPORATION

Attest:

By:                                        By:
   ---------------------------                  -----------------------------
   Name:                                        Name:
   Title:                                       Title:

Schedule 2.6

Inventory Value

Type of Inventory       Quantity              Value

Raw Materials           _______       X       Lower of (i) actual invoice amount
                                              paid by Seller or (ii) latest
                                              available market price

Work-in-Progress        _______       X        $0.25 per square foot
conversion cost

Finished Goods          _______       X       $0.31 per square foot (primed)
(A Grade)               _______       X       $0.28 per square foot (unprimed)